EXHIBIT 10.2

EXECUTION VERSION

LEASE AGREEMENT

DATED AS OF MARCH 15, 2023

BETWEEN

BANKERS COMMERCIAL CORPORATION,
AS THE LESSOR,

AND

AVDC, LLC
AS THE LESSEE

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EXHIBITS
EXHIBIT A FORM OF LEASE SUPPLEMENT
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LEASE AGREEMENT
THIS LEASE AGREEMENT, dated as of March 15, 2023 (as amended, supplemented, or otherwise modified from time to time, this “Lease Agreement”), is between BANKERS COMMERCIAL CORPORATION, a California corporation, as the Lessor (the “Lessor”), and whose principal offices are located at 445 S. Figueroa Street, 14th Floor, Los Angeles, California 90071, and AVDC, LLC, an Ohio limited liability company, as the Lessee (the “Lessee”), and whose principal offices are located at 4900 E. Dublin Granville, Columbus, Ohio 43081.
WITNESSETH:
WHEREAS, the parties hereto desire to enter into the Overall Transaction for the purpose of leasing the Leased Property from the Lessor to the Lessee;
WHEREAS, subject to the terms and conditions set forth in the Operative Documents, on the Base Term Commencement Date, the Lessor, as purchaser, has acquired the Leased Property from the Seller, as evidenced by the Deed and the Bill of Sale;
WHEREAS, the Lessee and the Lessor desire to enter into this Lease Agreement to set forth the terms and conditions under which such parties will lease the Leased Property; and
WHEREAS, pursuant to this Lease Agreement and the Lease Supplement entered into on the date hereof by the Lessor and the Lessee, the form of which is attached hereto as Exhibit A and which incorporates by reference the terms and conditions of this Lease Agreement (the “Lease Supplement” and, together with this Lease Agreement as incorporated by reference therein, this “Lease”), the Lessor will lease the Leased Property described in such Lease Supplement to the Lessee and the Lessee will lease such Leased Property from the Lessor.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.    Definitions; Interpretations.

For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix I to that certain Participation Agreement dated as of even date herewith, among the Lessee, the Guarantors, the Lessor, MUFG Bank, Ltd., as the Administrative Agent and as the Collateral Agent, and the Rent Assignee(s) named on Schedule I-A thereto from time to time (as the same may be amended, modified, restated or supplemented from time to time, the “Participation Agreement”), and the rules of interpretation set forth in Appendix I to the Participation Agreement shall apply to this Lease. In addition, references herein to (i) the Leased Property, the Improvements and the Site shall be interpreted to mean the Leased Property, Improvements and Site which are leased by the parties pursuant to the Lease Supplement,
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and (ii) this Lease shall be interpreted to mean the Lease Supplement entered into on the date hereof by the Lessor and the Lessee, which by its terms incorporates by reference the terms and conditions of this Lease Agreement.

ARTICLE II
LEASE OF LEASED PROPERTY; LEASE TERM

SECTION 2.1.    Acceptance and Lease.

The agreement of the Lessor to lease the Leased Property to the Lessee hereunder and the agreement of the Lessee to lease from the Lessor for the Lease Term the Leased Property shall be evidenced by the execution and delivery by such parties of the Lease Supplement with respect to the Leased Property. Subject to Articles XII and XVIII hereof, the Lessor will not lease nor otherwise make the Leased Property, in whole or in part, available to any Person other than the Lessee and its permitted successors, assigns and sublessees during the Lease Term, and (without derogating in any way from the Lessor’s rights under Articles XV or XVIII hereof) during the Lease Term the Lessee shall have unimpeded physical control of the Leased Property notwithstanding the Lessor’s rights to inspect the Leased Property in accordance with Article XV.

SECTION 2.2.    Lease Term.

Unless earlier terminated, the term of this Lease with respect to the Leased Property shall consist of (a) a base term (the “Base Term”) commencing immediately upon, and without further act of the parties hereto, the Base Term Commencement Date for the Leased Property as set forth in the Lease Supplement related thereto (the “Base Term Commencement Date”) and ending on the fifth anniversary of the Base Term Commencement Date, and (b) if any Extension Option is exercised and approved pursuant to each of the terms and conditions of Section 2.16 of the Participation Agreement, each Lease Extension Term (the Base Term and any applicable Lease Extension Terms, if any, are collectively referred to as the “Lease Term”).

ARTICLE III
TAXES.

SECTION 3.1.    Impositions.

During the Lease Term, the Lessee agrees to pay when due without penalty or interest all Taxes imposed upon or levied against the Leased Property or any part thereof or interest therein consistent with Section 7.2 of the Participation Agreement. The Site is a separate tax lot/parcel for real property tax assessment purposes. Any Tax relating to a fiscal period of any taxing Authority falling partially within and partially outside the Lease Term shall be apportioned and adjusted between the Lessor and the Lessee the portion of such fiscal period during which the Lease Term overlapped. The Lessee covenants to furnish the Lessor and the Administrative Agent, upon the Lessor’s or the Administrative Agent’s request, within forty-five (45) days after the Lessor’s or the Administrative Agent’s request, official receipts of the appropriate taxing Authority or other proof satisfactory to the Lessor and the Administrative Agent evidencing the payment thereof or contest thereof in accordance with Section 7.2(b) of the Participation Agreement.

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SECTION 3.2.    Contests.

The Lessee shall have the right to contest any Tax in accordance with Section 7.2(b) of the Participation Agreement.

SECTION 3.3.    Tax Treatment.

In accordance with Section 2.14 of the Participation Agreement, it is the express intention of the Parties that this Lease and the Overall Transaction shall be treated for United States federal, state and local income tax purposes as a financing by the Lessor to the Lessee, the obligations of the Lessee to the Lessor are for borrowed money secured by a Lien on the Leased Property and the Lessee shall continue to be treated as the legal and beneficial owner of the Leased Property during the Lease Term (including any extension thereof), the Lessee will continue to be entitled to all benefits of ownership of the Leased Property, including, without limitation, depreciation and other tax benefits ordinarily available to owners of property similar to the Leased Property, and the obligations of the Lessee to pay Basic Rent shall be treated as payments of interest to the Lessor and the payment by the Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Lessor.

ARTICLE IV
RENT

SECTION 4.1.    Basic Rent.

During the Lease Term, the Lessee shall pay to the Lessor the Basic Rent in arrears (i) on each Payment Date, (ii) on the Return Date, and (iii) on any date on which this Lease terminates, whether on the Lease Expiration Date or upon demand following an Event of Default pursuant to Article XVII.

SECTION 4.2.    Supplemental Rent.

The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document (and the Lessor hereby directs the Lessee, on behalf of the Lessor, to so pay any such other Person), any and all Supplemental Rent promptly as the same shall become due and payable and, in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. The Lessee hereby reaffirms that its obligation to pay Supplemental Rent shall include the payment of any and all Additional Costs. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent.

SECTION 4.3.    Method and Amount of Payment.

Basic Rent and Supplemental Rent shall be paid by wire transfer by the Lessee to the Lessor (or, in the case of Supplemental Rent not otherwise applied in accordance with Sections 10.2, 10.3 or 10.4 of the Participation Agreement, to such Person as may be entitled thereto) at such place as

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the Lessor (or such other Person) shall specify in writing to the Lessee pursuant to Schedule II to the Participation Agreement; provided, however, that, in accordance with Section 2.7 of the Participation Agreement, the Lessor hereby directs the Lessee to pay Basic Rent to the Administrative Agent for the benefit of the Participants. Each payment of Rent shall be made by the Lessee prior to 12:00 p.m. New York time (and payments made after such time shall be deemed to have been made on the next day) at the place of payment in funds consisting of Dollars which (in the case of any amount payable to the Administrative Agent, any Participant or any other Indemnitee) shall be immediately available on the scheduled date when such payment shall be due unless the scheduled date shall not be a Business Day, in which case such payment shall be due and made on the next succeeding Business Day unless such next succeeding Business Day occurs in the next calendar month in which case such payment shall be due and made on the immediately preceding Business Day. The provisions of the foregoing sentence of this Section 4.3 shall be applicable only to Basic Rent and to Supplemental Rent payable to, or on behalf of or for the account of the Administrative Agent, any Participant and any other Indemnitee.

SECTION 4.4.    Lease Payment.

If any Basic Rent shall not be paid when due, the Lessee shall pay to the Lessor, or if any Supplemental Rent payable to or on behalf or for the account of the Administrative Agent, any Participant or other Indemnitee is not paid when due (subject to any applicable grace periods), the Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (without regard to any applicable grace period) to but excluding the Business Day of payment thereof.
ARTICLE V
NET LEASE

This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent, Supplemental Rent, the Lease Balance, the Adjusted Lease Balance and all other amounts due and payable under the Operative Documents shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and the Lessee’s obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of the Lessee hereunder shall, to the fullest extent permitted by Applicable Laws, in no way be released, discharged or otherwise affected for any reason (other than the indefeasible payment or performance in full of such liability or obligation) including: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Leased Property, or any failure of the Leased Property to comply with all Applicable Laws, including any inability to occupy or use the Leased Property by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of the Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof, including eviction; (d) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by either Agent or any Participant; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like

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proceedings relating to the Lessee, either Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, either Agent, any Participant or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person including, without limitation, either Agent or any Participant, arising from any of the circumstances set forth in this sentence (but will not constitute a waiver of such claim); (h) any willful misconduct or gross negligence on the part of the Lessor to which results in a failure to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the Overall Transaction; (i) any invalidity or unenforceability or disaffirmance against or by the Lessee of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by the Lessee, the Lessor or both; (k) any action by any court, administrative agency or other Authority; (l) any restriction, prevention or curtailment of or any use of the Leased Property or any part thereof or the construction of any Alterations; (m) the failure of the Lessee to achieve any accounting or tax benefits or the characterization of the transaction intended by Section 2.14 of the Participation Agreement; or (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIII or Section 20.1 of this Lease, this Lease shall be noncancellable by the Lessee for any reason whatsoever and the Lessee, to the fullest extent permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated or amended in whole or in part by operation of law or otherwise, except as expressly provided in Article XIII or Sections 20.1 or 23.4 of this Lease, the Lessee shall, unless prohibited by Applicable Laws, pay to the Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) compensation in an amount equal to each Rent payment (including the Adjusted Lease Balance and any other amount due and payable under any Operative Documents) at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated or amended in whole or in part. Each payment of Rent (including any payment of the Adjusted Lease Balance and Purchase Amount) made by the Lessee hereunder shall be final and, absent error in the computation of the amount thereof, the Lessee shall not seek or have any right to recover all or any part of such payment from either Agent, any Participant or any party to any agreements related thereto for any reason whatsoever. The Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and except as otherwise provided in this Lease and any Operative Document the Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the Leased Property, the Site or the property relating thereto of the Lessee or any subtenant of the Lessee on any account or for any reason whatsoever. Without affecting the Lessee’s obligation to pay Basic Rent, Supplemental Rent, the Adjusted Lease Balance and all other amounts due and payable under the Operative Documents or to perform its obligations under the Operative Documents, the Lessee may, notwithstanding any other provision of the Operative Documents (but subject to Section 9.11 of the Participation Agreement), seek damages of any kind or any other remedy at law or equity against the Lessor for Lessor’s willful misconduct or gross negligence or negligence in the handling of funds or for a breach by the Lessor of its obligations under this Lease or the other Operative Documents.

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ARTICLE VI
UTILITY CHARGES

During the Lease Term the Lessee shall pay or cause to be paid all development and improvement charges and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities or public dues used in or on the Leased Property during the Lease Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge or public dues paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, which amount shall be promptly paid over to the Lessee except during the continuance of an Event of Default. All charges for utilities imposed, rents or public dues with respect to the Leased Property for a billing period during which this Lease expires or terminates (except pursuant to Article XX or Section 21.1(a), in which case the Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between the Lessee and any purchaser of the Leased Property, and each party shall pay or reimburse the other for each party’s pro rata share thereof; provided, that in no event shall the Lessor have any liability therefor. Unless requested by the Lessee, the Lessor agrees not to take any action to incur any additional utility charges during the Lease Term.

ARTICLE VII
CONDITION AND USE OF LEASED PROPERTY

SECTION 7.1.    Waivers.

THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE LEASED PROPERTY FROM THE LESSOR “AS IS” IN ITS PRESENT CONDITION, SUBJECT TO (A) ANY RIGHTS OF ANY PARTIES IN POSSESSION THEREOF OR OF THE SITE, (B) THE STATE OF THE TITLE THERETO OR TO THE SITE EXISTING AT THE TIME THE LESSOR ACQUIRED ITS INTEREST IN THE LEASED PROPERTY, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW (INCLUDING ANY SURVEY DELIVERED ON OR PRIOR TO THE BASE TERM COMMENCEMENT DATE), (D) ALL APPLICABLE LAWS, AND (E) ANY VIOLATIONS OF APPLICABLE LAWS WHICH MAY EXIST AT THE COMMENCEMENT OF THE LEASE TERM. THE LESSEE HAS EXAMINED THE LEASED PROPERTY AND THE SITE AND (INSOFAR AS THE LESSOR IS CONCERNED) HAS FOUND THE SAME TO BE SATISFACTORY. WITHOUT LIMITING THE SPECIFIC REPRESENTATIONS AND WARRANTIES IN ARTICLE IV OF THE PARTICIPATION AGREEMENT, NONE OF THE LESSOR, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT NOR ANY OTHER PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE TO THE LEASED PROPERTY OR THE SITE OR TO THE VALUE, MERCHANTABILITY, HABITABILITY, CONDITION, OR FITNESS FOR USE OF THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, AND NONE OF THE LESSOR, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND ANY OTHER PARTICIPANT SHALL BE LIABLE FOR

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ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS, except that the Lessor hereby represents and warrants that as of the date of this Lease, the Leased Property is free of the Lessor Liens. The Lessee, having been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence, as between the Collateral Agent, the Administrative Agent and the Participants, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this Article VII have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of the Collateral Agent, the Administrative Agent or the Participants, express or implied, with respect to the Leased Property (or any interest therein) and the Site, that may arise pursuant to any law now or hereafter in effect or otherwise.
ARTICLE VIII
LIENS; EASEMENTS

SECTION 8.1.    Liens.

During the Lease Term, the Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Leased Property or the Lessor’s interest therein. The Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to the Required Participants, any such Lien (other than Permitted Liens) if the same shall arise at any time. In addition to, and not in limitation of, the Lessee’s obligations set forth elsewhere in this Lease during the Lease Term, the Lessee shall punctually pay and perform for the benefit of the Lessor all of the obligations and liabilities whatsoever of the Lessee or the Lessor under any instrument that is a Permitted Lien including, without limitation, payment of indemnification of the Lessor from and against all Claims for which liability of the Lessor accrued thereunder during the term hereof.
SECTION 8.2.    Easements.

Notwithstanding Section 8.1, at the request of the Lessee, the Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from the Lessee and receipt of the materials specified below, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements including, without limitation, utility easements which in each case facilitate the Lessee’s use, development and operation of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which releases and terminations are for the benefit of the Site or the Improvements or any portion thereof, (iii) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Site or the Improvements or any portion thereof, and (iv) request to any Authority for platting or subdivision or replatting or resubdivision approval with respect to the Site or any portion thereof or any parcel of land of which

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the Site or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements, provided that:
(a)any such action shall be at the sole cost and expense of the Lessee and the Lessee shall pay all out-of-pocket costs of the Lessor, the other Participants and the Agents in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals retained by the Lessor or the other Participants in connection with any such action) and Lessee shall punctually pay and perform for the benefit of the Lessor all of the obligations and liabilities whatsoever of the Lessor or the Lessee as a result of the taking of such action and/or entering into any such instrument or agreement;
(b)the Lessee shall have delivered to the Lessor and the Administrative Agent a certificate of a Responsible Officer of the Lessee stating that:

(i) such action will not cause the Leased Property, the Site or the Improvements, or any portion thereof, to fail to comply in any respect with the provisions of the Lease or any other Operative Documents, or in any respect with Applicable Laws; and

(ii) such action will not materially reduce the Fair Market Value, utility or useful life of the Leased Property, the Site or the Improvements or the Lessor’s interest therein;

(c)in the case of any release or conveyance, if the Lessor or the Administrative Agent acting at the direction of the Required Participants so reasonably requests, the Lessee will cause to be issued and delivered to the Lessor by the Title Insurance Company endorsements to the Title Policy (to the extent available) pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy, as to the remaining portion of the Leased Property that was not released or conveyed, will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by the Lessor; and

(d)there shall be no abatement of Rent as a result thereof.

ARTICLE IX
MAINTENANCE AND REPAIR; ALTERATIONS AND ADDITIONS

SECTION 9.1.    Maintenance and Repair; Compliance With Law.

At all times during the Lease Term, the Lessee shall (a) maintain the Leased Property in good operating condition and repair, subject to ordinary wear and tear, and in any event in a manner consistent with other similar facilities or buildings owned or leased by the Lessee and its Affiliates; (b) subject to Section 9.5, maintain the Leased Property in accordance with all Applicable Laws (including all Environmental Laws) in all material respects, whether or not such maintenance requires structural modifications; (c) maintain the Improvements and the Site in such a way that the Improvements and the Site shall not constitute a danger to persons or things; (d) comply in all material respects with the Insurance Requirements which are in effect at any time with respect to

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the Leased Property or any part thereof; (e) use the Leased Property only in accordance with Article X; (f) make all necessary or appropriate repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by this Section 9.1, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary, and including, without limitation, repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; and (g) procure, maintain and comply in all material respects with all Governmental Actions required for the use, maintenance, operation and construction of the Leased Property. The Lessee waives any right that it may now have or hereafter acquire to (x) require the Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (y) make repairs at the expense of the Lessor pursuant to any Applicable Laws or other agreements.

SECTION 9.2.    Improvements and Alterations.

(a)The Lessee, at the Lessee’s own cost and expense, (i) shall make alterations, renovations, repairs, improvements and additions to the Leased Property or any part thereof and substitutions and replacements therefor (collectively, “Alterations”) which are (A) necessary or advisable to repair or maintain the Leased Property in the condition required by Section 9.1 or (B) necessary or advisable to restore the Leased Property to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIII and (ii) so long as no Material Default or Event of Default has occurred and is continuing, may undertake Alterations to the Leased Property so long as, in each case, such Alterations comply in all material respects with Applicable Laws and are consistent and comply with Section 9.1 and subsection (b) of this Section 9.2.
(b)The making of any Alterations pursuant to Section 9.2(a)(ii) above must be in compliance with the following requirements:

(i) the Lessee shall not make any Alterations (1) in violation of the terms of any restriction, easement, condition, covenant or other similar matter affecting title to or binding on the Leased Property or (2) that would adversely affect the marketability of the Leased Property;

(ii)no Alterations shall be undertaken until the Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations relating to such Alterations of all municipal and other Authorities having jurisdiction over the Leased Property. The Lessor, at the Lessee’s expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable; provided, however, such joinder shall not constitute or be deemed to constitute, any assumption or responsibility or liability whatsoever by the Lessor, such responsibility and liability being solely the responsibility of the Lessee;

(iii)the Alterations shall be completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws then in effect and with the standards imposed by any insurance policies required to be maintained hereunder;

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(iv)all Alterations shall, when completed, be of such a character as to not materially diminish (A) the utility, useful life or functional capability of the Improvements for their intended use as set forth in the Lease Supplement, (B) the then current Fair Market Value of the Leased Property, or (C) the Fair Market Value of the Leased Property as of the Maturity Date;

(v)the Lessee shall have made adequate arrangements for payment of the cost of all Alterations when due so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Leased Property, other than Permitted Liens; provided, that the Lessee shall have the right to engage in Permitted Contests in accordance with Section 9.5 or otherwise bond over any Liens for labor or materials;

(vi)the Alterations must be located solely on the Site;

SECTION 9.3.    Alterations Subject to Lease.

The following Alterations without further act shall be deemed to constitute a part of the Leased Property and be subject to this Lease:
(a)Alterations that are in replacement of or in substitution for a portion of the Improvements:
(b)Alterations that are required to be made pursuant to the terms of Section 9.1 or 9.2(a)(i) hereof; or

(c)Alterations that are Non-Severable or immovable.

To the extent any Alterations are deemed to constitute part of the Leased Property pursuant to the preceding sentence, the Lessee hereby acknowledges and agrees that, upon the Closing Date or their installation, as applicable, such will become property of the Lessor. The Lessee will, at the Lessor’s request, execute and deliver any documents reasonably necessary to evidence or cause the vesting of such interests in and to such Alterations to the Lessor.
If such Alterations are not within any of the categories set forth in clauses (a) through (c) of this Section 9.3 and have not become property of the Lessor in accordance therewith, then such Alterations shall remain the sole property of the Lessee and such Alterations shall not be deemed to be Alterations which are part of the Leased Property. All such Alterations not constituting part of the Leased Property is located or supported may be removed at any time by the Lessee, at the Lessee’s sole option and expense, other than Alterations, the removal of which would result in a violation of Applicable Laws. The Lessee shall at its expense prior to the Lease Expiration Date repair any damage to the Leased Property caused by the removal of such Alterations. The Lessor (or the purchaser of the Leased Property if the Lessee elects the Return Option or in connection with a sale pursuant to Section 18.1) may purchase from the Lessee any such Alterations (if not already owned by the Lessor) that the Lessee intends to remove from the Leased Property prior to the Lease Expiration Date, which purchase shall be at the Fair Market Value of such Alterations as determined by the Appraiser at the time of such purchase.

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SECTION 9.4.    Maintenance and Repair Reports.

During the Lease Term, the Lessee shall keep maintenance and repair reports regarding the Improvements in sufficient detail, on the same basis as records are kept for similar properties owned or leased by the Lessee or its Affiliates, to indicate the nature and date of major work done. Such reports shall be kept on file by the Lessee at its offices during the Lease Term, and shall be made available at the Lessee’s office to the Lessor upon reasonable request.

SECTION 9.5.    Maintenance and Repair Reports.

If, to the extent and for so long as (a) a contest of the legality, validity or applicability to the Leased Property or any interest therein of, or the operation, use or maintenance thereof by the Lessee of (i) any Applicable Laws, (ii) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action, or (iii) any Lien or Tax shall be made in good faith, by appropriate proceedings initiated timely and diligently prosecuted, by the Lessee or (b) compliance with such Applicable Laws, Governmental Action, Lien or Tax shall have been excused or exempted by a valid nonconforming use permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Laws, Governmental Action, Lien or Tax but only if and so long as any such contest shall constitute a Permitted Contest and shall be conducted in accordance with Section 7.1(c) or Section 7.2(b), as applicable, of the Participation Agreement.
The Lessor will not be required to join in any Permitted Contest unless a provision of any Applicable Laws requires, or, in the good faith opinion of the Lessee, it is materially helpful to the Lessee that such proceedings be brought by or in the name of the Lessor and, in that event, the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name only if and so long as (i) no Material Default or Event of Default is continuing, (ii) the Lessee has not elected the Return Option, and (iii) the Lessee pays all related out-of-pocket expenses and the Lessee shall be deemed to have acknowledged and agreed that the Lessor is indemnified therefor pursuant to Section 7.1 or Section 7.2 of the Participation Agreement.

ARTICLE X
USE

SECTION 10.1.    Use.

The Leased Property shall be used solely for the purposes set forth in the Lease Supplement. The Lessee shall not use the Leased Property or any part thereof for any purpose or in any manner that would diminish in any material respect (A) the utility, useful life or functional capability of the Improvements for its intended use, (B) the then current Fair Market Value of the Leased Property, or (C) the Fair Market Value of the Leased Property as of the Maturity Date. The Lessee shall use the Leased Property in compliance in all material respects with (a) any Applicable Laws (including Environmental Laws), except to the extent permitted by Section 9.5, (b) the Insurance Requirements, and (c) all of the Operative Documents. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Leased Property in accordance with this Lease and the Participation Agreement. The Lessee shall not commit or permit any physical waste of the Leased Property or any part thereof.

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SECTION 10.2.    Anti-Corruption, AML, Sanctions.

The Lessee hereby covenants and agrees with the Lessor that it shall:
(a)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Ensure that policies and procedures are maintained and enforced by or on behalf of the Lessee to promote and achieve compliance by the Lessee and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(b)Beneficial Ownership Regulation. Promptly following any change that would result in a change to the status of the Lessee as an excluded “Legal Entity Customer” under the Beneficial Ownership Regulation, the Lessee shall execute and deliver to Lessor a Beneficial Ownership Certification complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to Lessor.

The Lessee hereby covenants and agrees with the Lessor that it shall not:

(c)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Use, or permit its Subsidiaries or its or their respective directors, officers, employees or agents to use, the proceeds from the Lease (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d)Evading and Avoiding. Engage in, or permit any of its Subsidiaries or any director, officer, employee, agent or other Person acting on behalf of the Lessee or any of its Subsidiaries in any capacity in connection with or directly benefitting from this Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
shall be deemed to have acknowledged and agreed that the Lessor is indemnified therefor pursuant to Section 7.1 or Section 7.2 of the Participation Agreement.

ARTICLE XI
INSURANCE

SECTION 11.1.    Required Coverages.

The Lessee will provide or cause to be provided insurance with respect to the Leased Property of a character usually obtained by the Lessee and its Affiliates against loss or damage of the kinds and in the amounts customarily insured against by the Lessee and its Affiliates with respect to similar properties, and carry such other insurance as is usually carried by the Lessee and its Affiliates with respect to similar properties; provided, that in any event the Lessee will maintain insurance during the Lease Term, as follows:

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(a)Commercial General Liability Insurance. The Lessee shall maintain commercial general liability insurance, including coverages for contractual liability, against personal injury, bodily injury, including death, and third-party property damage occurring on or about the Leased Property, written on an occurrence basis, including against the Lessor, in an amount at least equal to the greater of (i) $1,000,000 per occurrence and $10,000,000 in the aggregate, or (ii) the amounts required by applicable state law during the Lease Term (which coverage may be met in combination with Primary Commercial General Liability coverage and Umbrella Liability excess coverage). Such coverage shall cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability covering, to the maximum extent permitted by law, the Lessee’s obligation to indemnify the Indemnitees as required under the Operative Documents. Such liability insurance shall name the Administrative Agent, the Collateral Agent, the Lessor and each of the other Participants as additional insureds.

(b)Property Insurance. The Lessee shall maintain insurance against loss or damage covering the Leased Property and any portion thereof against such risks customarily maintained by the Lessee with respect to similar properties, including coverage for the perils of earth movement (including but not limited to earthquake and landslide), fire, wind (including windstorm and “named storm” coverage), flood (if the property is located in a high-risk flood zone), law and ordinance coverage, and other hazards covered by a standard commercial property insurance policy providing commercial property insurance, covering physical damage, in an amount not less than the greater of (i) the Adjusted Lease Balance outstanding at any time or (ii) replacement cost of the Leased Property excluding the Site (including any costs that may be required to cause the Improvements to be reconstructed to comply with the then current Applicable Laws). The Lessee shall require and shall ensure that such policy at all times during the Lease Term names the Lessee as a named insured, name the Agents and Participants as additional insureds and the Administrative Agent as loss payee, as their interests may appear.

(c)Worker’s Compensation and Employer’s Liability Insurance: Worker’s Compensation and Employer’s Liability Insurance, with respect to any contractor or developer, if applicable, including occupational illness or disease coverage, or other similar social insurance in accordance with the laws of the nation, state, territory or province exercising jurisdiction over the Leased Property. Employer’s Liability coverage shall have a limit of $1,000,000 per accident, per employee for disease and in the aggregate for disease.

(d)Builder’s Risk Insurance. During any construction of any significant Alteration or any rebuilding or restoration in accordance with Article XIII, if required in order to prevent a loss of property insurance coverage for the Improvements, the Lessee shall arrange to obtain and keep in force builder’s risk insurance with respect to the construction of the Alteration or the rebuilding or restoration, as applicable, in an amount equal to the greater of the replacement value of such Alterations or Improvements or such affected portion of the Improvements, as applicable, and the aggregate cost for the construction, rebuilding or remodeling of same, including costs that may be required to cause the Leased Property to be reconstructed to then current Applicable Laws. Lessee shall require and shall ensure that any such policy names the Lessee as a named insured, name the Agents and Participants as additional insureds and the Administrative Agent as loss payee, as their interests may appear.

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(e)Insurance Requirements. Insurance provided pursuant to this Section 11.1 shall be written by reputable insurance companies that are financially sound and solvent with a rating of at least “A-/VIII” by A.M. Best’s or a claims paying rating of “A-” by S&P or by other insurers approved in writing by the Lessor. Each policy referred to in this Section 11.1 shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after not less than thirty (30) days’ prior written notice to the Administrative Agent and the Lessor and not less than ten (10) days’ prior written notice to the Administrative Agent and the Lessor for the non-payment of premium; (ii) the interests of the Administrative Agent, the Collateral Agent, the Lessor and any other Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by the Lessee or any Person having an interest in the Leased Property; (iii) such insurance is primary and non-contributory with respect to any other insurance carried by or available to the Administrative Agent, the Collateral Agent, the Lessor or any other Participant; (iv) the insurer shall waive customary rights of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against any additional insured or loss payee; (v) such policy shall contain a severability clause providing for coverage of the Administrative Agent, the Collateral Agent, the Lessor and each other Participant as if separate policies had been issued to each of them; (vi) such policy, to the extent of the insurance policies provided by the Lessee pursuant to Section 11.1(a) or Section 11.1(c), shall be written on an occurrence basis and shall be in effect for the Lease Term including any Extended Remarketing Period; and (vii) the insurer shall waive all claims for premiums against the Administrative Agent, the Collateral Agent, the Lessor and any other Participant. Any insurance policy required hereunder (other than any flood hazard insurance policy, “excess flood” insurance policy, or similar policy) may be in the form of a blanket insurance policy, provided that such policy shall provide the same protection as would a separate policy insuring only the Leased Property in compliance with the provisions of this Section 11.1 provided, however, any blanket insurance policy that does not specifically allocate to the Leased Property the amount of coverage from time to time required hereunder shall be subject to the Lessor’s reasonable approval after taking into account, among other things, the amount, location, number, type and size of properties covered by such blanket insurance policy. The Lessee shall provide Administrative Agent and Lessor with (30) days prior notice of any cancellation or material alteration of insurance coverage pursuant to Section 11.1.

SECTION 11.2.    Delivery of Insurance Certificates.

Throughout the Lease Term, at the time each of the Lessee’s insurance policies is renewed (but in no event less frequently than once every twelve (12) months) or upon written request by the Lessor or the Administrative Agent during the continuance of an Event of Default, the Lessee shall deliver to the Administrative Agent, the Collateral Agent, the Lessor and each other Participant certificates of insurance evidencing that all insurance required by Section 11.1 to be maintained by the Lessee with respect to the Leased Property is in effect. Upon written request by the Administrative Agent, the Lessee will promptly furnish to the Administrative Agent copies of all insurance policies, applications, binders and cover notes or other evidence of insurance required to be maintained hereunder
No provision of Article XI or any other Operative Document shall impose on the Administrative Agent, the Collateral Agent, the Lessor or any other Participant any obligation to verify the existence or adequacy of the insurance coverage to be maintained pursuant to Article

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XI, nor shall any such Person be responsible for any representations or warranties made by or on behalf of the Lessee or any Big Lots Person to any insurance company or underwriter. Any failure on the part of the Lessor to obtain the evidence of insurance required by Article XI from the Lessee and/or failure of such to identify any noncompliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in Article XI.

SECTION 11.3.    Other Insurance.

The Lessee agrees that nothing in this Article XI shall prohibit the Lessor or any other Participant from maintaining their own insurance coverage, at the expense of such Person, which coverage shall not reduce the obligations of the Lessee under this Article XI; provided, however, that no such insurance shall be maintained if its maintenance would prevent the Lessee from maintaining insurance as to the Leased Property with insurers when required to do so herein. The Lessee shall have no responsibility with regard to any insurance purchased by the Lessor under Section 11.3 of the Lease with regard to cost or coverage, such insurance will be the full responsibility of the Administrative Agent and/or the Lessor.

ARTICLE XII
ASSIGNMENT AND SUBLEASING

During the Lease Term, the Lessee may not sublease, assign, mortgage, transfer or pledge to any Person (including any Affiliate), at any time, in whole or in part, its right, title or interest in, to or under this Lease or any portion of the Leased Property without the prior written consent of the Lessor, which may be granted or withheld in its sole and absolute discretion.
Notwithstanding the foregoing, the Lessee will have the right at any time during the Lease Term, with the prior written consent of the Participants, such consent not to be unreasonably withheld or delayed, so long as no Material Default or Event of Default shall have occurred and be continuing or, after giving effect to such sublease, would occur, to sublease all or any part of the Leased Property to any Person, provided that it would be reasonable to withhold such consent if, among other things, (i) such sublease would be made to any Person which would subject any Participant to a violation of Applicable Laws applicable to such Participant including, without limitation, those promulgated by OFAC, (ii) such sublease is not made expressly subject and subordinate to the Lease, (iii) the Lessee fails to remain primarily liable for all obligations hereunder and (iv) such sublease would extend beyond the Lease Expiration Date. The Lessee shall give the Lessor and the Administrative Agent prompt written notice of any such sublease which notice shall include copies of each such sublease.
No sublease hereunder will discharge or diminish any of the Lessee’s obligations hereunder or any of the Lessee’s obligations hereunder or under the other Operative Documents and the Lessee shall remain directly and primarily liable under the Lease with respect to the Leased Property and the Operative Documents to which it is a party. Each sublease permitted hereby shall be made and shall expressly provide in writing that it is subject and subordinate to this Lease and the rights of the Lessor hereunder, shall expressly provide for the surrender of the Leased Property by the sublessee at the election of the Lessor after an Event of Default, shall provide that such provisions may be directly enforced by the Lessor or the Administrative Agent, and shall provide that such sublessee expressly agrees to comply with the use restrictions set forth in Article X

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hereof. All such subleases under this Article XII shall expressly provide in writing for termination on or prior to the Lease Expiration Date unless the Lessee shall purchase all of the Leased Property pursuant to Section 21.1(a) and Article XX of this Lease.
Notwithstanding the first paragraph of this Article, (a) the Lessee will have the right at any time during the Lease Term, without the prior written consent of the Lessor (and without regard to the existence of any Default or Event of Default (other than as described in clause (e) of Article XVII hereof)), to purchase the Leased Property pursuant to Section 20.1 hereof, (b) the Lessee may assign, at any time during the Lease Term, in whole but not in part, its right, title and interest in, to and under this Lease as a result of any transaction permitted under Section 5.3(h) of the Participation Agreement, and (c) the Lessee may otherwise assign, in whole but not in part, its right, title and interest in, to and under this Lease to any Affiliate of the Lessee without the prior written consent of the Lessor and the Administrative Agent provided that (i) the parties enter into an assignment agreement as to all of the Lessee’s obligations under the Operative Documents and related amendments thereto, each in form and substance reasonably satisfactory to the Lessor, (ii) such assignment is to an Affiliate of the Lessee that is 100% directly or indirectly owned by BLI, (iii) at the time of such assignment each Guarantor shall reaffirm the Guarantee and, provided that the Lessee is not dissolved or liquidated in connection with such assignment or is no longer a Loan Party (as defined in the Credit Agreement) under the Credit Agreement, the Lessee shall execute a joinder to the Guarantee in form reasonably acceptable to the Required Participants, (iv) prior to an assignment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (v) all filings of or in respect of any such assignment necessary to protect the rights of the Lessor in the Leased Property and the other Operative Documents are made immediately after such assignment takes place, (vi) the Lessor shall have received certificates and opinions of counsel with respect to the foregoing and such other matters as the Lessor may reasonably request and substantially consistent with those delivered in connection with the Closing, (vii) such assignment will not result in the imposition of any unindemnified Taxes, (viii) the Lessor shall receive such other documents and instruments and the Lessee shall take such further acts as the Lessor may reasonably request, (ix) such assignment will not, with respect to any Participant, violate the use restrictions set forth in Article X hereof or Applicable Laws including, without limitation, those promulgated by OFAC, and (x) the Lessee shall provide to the Lessor not less than thirty (30) days’ prior written notice of such assignment, such notice to identify the assignee.

ARTICLE XIII
TAKING, LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE;
ENVIRONMENTAL

SECTION 13.1.    Event of Taking, Event of Loss.

(a)If an Event of Taking shall occur during the Lease Term, the Lessee shall give the Lessor and the Administrative Agent prompt written notice of such occurrence and the date thereof and (i) this Lease shall remain in full force and effect (except as provided below), without any abatement or reduction of Rent, and all awards, proceeds and payments paid to or received by the Lessee from any Authority with respect thereto for the affected portion of the Leased Property (which rights to receive such awards, proceeds and payments are hereby assigned by the Lessee to the Administrative Agent on behalf of the Lessor) shall be paid directly to or promptly remitted to

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the Administrative Agent (up to, but not exceeding, the Purchase Amount), and (ii) on the next succeeding Payment Date (the “Next Date”) after such Event of Taking shall have occurred or, if such Event of Taking shall have occurred within ten (10) Business Days preceding a Payment Date, then on the next succeeding Payment Date after such Next Date shall have occurred, this Lease shall terminate and, as compensation for such Event of Taking, the Lessee shall pay to the Lessor on such Payment Date the Purchase Amount.

(b)If an Event of Loss shall occur during the Lease Term, the Lessee shall give the Lessor and the Administrative Agent prompt written notice of such occurrence and the date thereof, and such notice shall contain an election by the Lessee to either (1) purchase the Leased Property from the Lessor on the Next Date after the date such Event of Loss shall have occurred (without regard to the existence of any Default or Event of Default (other than as described in clause (e) of Article XVII hereof)) at a purchase price equal to the Purchase Amount (and if the Lessee makes such election, the Purchase Amount shall become due and payable and the Lessee shall purchase the Leased Property on such Payment Date) or (2) so long as no Material Default or Event of Default has occurred and is continuing, if rebuilding of the Improvements is capable of being completed ninety (90) days prior to the Lease Expiration Date (as certified in writing by an independent construction consultant appointed by the Lessee and reasonably acceptable to the Lessor), rebuild the Improvements and continue the Lease, it being understood that (x) if insurance proceeds do not exceed One Million Dollars ($1,000,000), then all such proceeds shall be paid over by the Administrative Agent to the Lessee to be used for the rebuilding and restoration of the Improvements, (y) if insurance proceeds exceed One Million Dollars ($1,000,000), such insurance proceeds shall be paid over by the Administrative Agent to the Lessee to reimburse it for restoration costs actually incurred and paid by the Lessee and, upon satisfactory completion of such rebuilding and restoration, the Lessee shall be entitled to any excess insurance proceeds, subject to the obligations of the Lessee under the Operative Documents (including Sections 13.8 and 13.9 of this Lease regarding any Environmental Violations) and (z) following any rebuilding and restoration of the Improvements as provided herein and so long as no Material Default or Event of Default shall have occurred and be continuing, any excess insurance proceeds shall be paid by Administrative Agent over to the Lessee or may be retained by the Lessee, as applicable. If the Lessee elects to rebuild the Improvements, the Lessee shall rebuild the Improvements to the condition required to be maintained pursuant to Section 9.1 so as not to diminish the value, utility, useful life or functional capability of the Improvements for the use intended thereof as set forth in the Lease Supplement. The Lessee shall provide to the Administrative Agent and the Lessor prompt written notice of any Casualty affecting the Leased Property.

(c)Upon the indefeasible receipt in full by the Administrative Agent, as assignee of the Lessor, of the Purchase Amount pursuant to this Section 13.1, the Lease shall terminate and the obligations of the Lessee hereunder and under the other Operative Documents (in each case, other than any obligations expressed herein or in any other Operative Document as surviving termination of this Lease or such other Operative Document) shall terminate as of the date of such receipt. Upon such receipt in full of the Purchase Amount, the Leased Property and all rights to any remaining physical damage insurance, indemnities, and other awards or proceeds shall be transferred to the Lessee or its designee in accordance with Section 23.11 hereof.

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SECTION 13.2.    Application of Payments Relating to an Event of Taking.

Regarding any Event of Taking, all condemnation awards, proceeds and other payments paid to or received at any time by the Lessee during the Lease Term from any Authority or other Person with respect to any Event of Taking shall be promptly paid directly to or remitted to the Administrative Agent, as assignee of the Lessor (up to, but not exceeding, the Purchase Amount), and, upon the indefeasible payment in full of the Purchase Amount for the Leased Property from the Lessee pursuant to Section 13.1(a) (which may be satisfied with the receipt by the Administrative Agent of such awards, proceeds and payments), the Administrative Agent and the Lessor shall assign to the Lessee all rights to any condemnation awards, proceeds and payments and any such condemnation awards, proceeds and payments remaining thereafter or thereafter received shall be paid by the Administrative Agent over to the Lessee, or as the Lessee may direct provided, however, if an Event of Default has occurred and is continuing at any time prior to such receipt by the Administrative Agent of the Purchase Amount, then, in the Administrative Agent’s sole and absolute discretion, such condemnation awards, proceeds and other payments may be applied to the amounts then due and owing or accrued by the Lessee pursuant to the Operative Documents, which application shall be credited toward the Purchase Amount.

SECTION 13.3.    Application of Payments Relating to an Event of Loss.

Regarding any Event of Loss, except as provided in clause (x) of Section 13.1(b)(2), all property insurance proceeds paid to or received at any time by the Lessee with respect thereto during the Lease Term from any Person with respect to any Event of Loss shall be promptly remitted to the Administrative Agent, as assignee of the Lessor (up to, but not exceeding, the Purchase Amount), and, upon the indefeasible payment in full of the Purchase Amount for the Leased Property from the Lessee pursuant to Section 13.1(b)(1) (which may be satisfied with the receipt by the Administrative Agent of such proceeds), the Administrative Agent and the Lessor shall assign to the Lessee all rights to any property insurance proceeds and any such property insurance proceeds remaining thereafter or thereafter received by the Administrative Agent shall be paid by the Administrative Agent over to the Lessee or as the Lessee may direct provided, however, if an Event of Default has occurred and is continuing at any time prior to such receipt by the Administrative Agent of the Purchase Amount, then, in the Administrative Agent’s sole and absolute discretion, such property insurance proceeds may be applied to the amounts then due and owing or accrued by the Lessee pursuant to the Operative Documents, which application shall be credited toward the Purchase Amount. If the Lessee elects to rebuild the Improvements in accordance with Section 13.1(b)(2), then any property insurance proceeds shall be paid over or applied as described in Section 13.1(b)(2).

SECTION 13.4.    Condemnation; Application of Certain Payments Relating to a Condemnation.

In the case of a Condemnation affecting the Leased Property or a portion thereof (which, for clarification, is not an Event of Taking), this Lease shall remain in full force and effect, without any abatement or reduction of Rent, and all awards, proceeds and payments paid to or received by the Lessee from any Authority with respect thereto for the affected portion of the Leased Property (which rights to receive such awards, proceeds and payments are hereby assigned by the Lessee to the Administrative Agent on behalf of the Lessor) shall be shall be paid directly to or promptly

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remitted to the Administrative Agent (up to, but not exceeding, the Purchase Amount). The Lessee shall, provided no Event of Default has occurred and be continuing and the repair, rebuilding or restoration of the remaining Improvements is capable of being completed prior to the end of the Lease Expiration Date (as certified in writing by an independent construction consultant as may be appointed by the Lessor), repair, rebuild and restore the remaining Improvements (or cause such affected portions to be repaired, rebuilt and restored) to the condition required to be maintained pursuant to Section 9.1 and so as to maintain a value, utility, useful life and functional capability reflective of the remaining Improvements. Notwithstanding anything herein to the contrary, (i) all condemnation awards, proceeds and payments shall be paid over by the Administrative Agent to the Lessee to reimburse it for repair, rebuilding and restoration costs actually incurred and paid by the Lessee and, upon satisfactory completion of such repair, rebuilding and restoration and so long as no Material Default or Event of Default shall have occurred and be continuing, any excess awards, proceeds or payments shall be paid to the Lessee, and (ii) any portion of such awards, proceeds and payments that is awarded with respect to the time period after the expiration or termination of the Lease Term (unless the Lessee shall have exercised an option to purchase the Leased Property and consummated such purchase) shall be held by the Administrative Agent as additional collateral pending payment to the Lessee upon satisfaction of the obligations of the Lessee under the Operative Documents; provided, that if the Lessee has otherwise indefeasibly paid in full the Purchase Amount to the Administrative Agent, such proceeds (or the portion of such proceeds in excess of the amount thereof applied to the Purchase Amount) shall be paid by the Administrative Agent over to the Lessee. Any such amounts which are held pending such application or satisfaction of such obligations shall be invested by the Lessor as directed from time to time in writing by the Lessee, and at the expense and risk of the Lessee, in Permitted Investments, subject to the terms and conditions set forth in Section 23.13 hereof.

SECTION 13.5.    Casualty; Application of Certain Payments Relating to a Casualty.

In the case of any Casualty affecting the Leased Property or a portion thereof (which, for clarification, is not an Event of Loss), this Lease shall remain in full force and effect, without any abatement or reduction of Rent and all property insurance proceeds paid to or received at any time by the Lessee with respect thereto from any Person with respect thereto shall be promptly remitted to the Administrative Agent, as assignee of the Lessor (up to, but not exceeding, the Purchase Amount). As soon as practicable after any Casualty (which, for clarification, is not an Event of Loss), using the insurance proceeds in accordance with Section 13.1(b)(ii), the Lessee shall repair and rebuild the affected portions of the Leased Property suffering such Casualty (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 9.1 and so that the value, utility, useful life and functional capability of such item as restored is at least equivalent to the value, utility, useful life and functional capability of such item as in effect immediately prior to the occurrence of such Casualty (assuming the Improvements was being maintained in accordance with Section 9.1) and so long as no Material Default or Event of Default shall have occurred and be continuing any excess insurance proceeds shall be paid by Administrative Agent over to the Lessee; provided, that at all times during such repair or rebuilding the Lessee shall maintain the Improvements in accordance with Section 9.1.

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SECTION 13.6.    Negotiations.

In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings during the Lease Term, the Lessee shall give written notice thereof to the Administrative Agent and the Lessor promptly after the Lessee has Actual Knowledge thereof and, to the extent permitted by any Applicable Laws, the Lessee shall control the negotiations with the relevant Authority unless a Material Default or Event of Default exists in which case the Lessor shall be entitled to control such negotiations in consultation with the Lessee; provided, that in any event the Lessor may participate at the Lessor’s expense (or if a Material Default or Event of Default exists at the Lessee’s expense) in such negotiations. The Lessee shall give to the Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Section 11.1, and are in the possession of the Lessee, as are reasonably requested by the Lessor. If the proceedings relate to an Event of Taking, the Lessee shall act diligently in connection therewith. Nothing contained in this Section 13.6 shall diminish the Lessor’s rights with respect to condemnation awards or proceeds and property insurance proceeds under Section 13.1.

SECTION 13.7.    No Rent Abatement.

Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any portion of the Leased Property, and the Lessee shall continue to perform and fulfill all of the Lessee’s obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Expiration Date or the purchase of the Leased Property by the Lessee in accordance with Section 13.1 hereof.

SECTION 13.8.    Environmental Matters.

At the Lessee’s sole cost and expense, the Lessee shall promptly and diligently and in accordance with Applicable Laws commence and complete any reporting, investigation, response, clean up, remedial, monitoring or other action necessary to investigate, remove, clean up or remediate any Environmental Violation with respect to the Leased Property to the extent required of the Lessee, any Participant, the Collateral Agent or the Administrative Agent in order to comply with Applicable Laws. The Lessee shall, upon completion of any such remedial action by the Lessee (i) with respect to any Material Environmental Violation described in clause (ii) of the definition thereof, cause to be prepared by a Responsible Officer of the Lessee a certificate describing in sufficient detail such Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation and a statement of such Responsible Officer of the Lessee that such Environmental Violation has been remedied in compliance with Applicable Laws and (ii) with respect to any other Material Environmental Violation, cause to be prepared by the Environmental Expert a report describing in sufficient detail such Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the Environmental Expert that the Environmental Violation has been remedied in compliance with Applicable Laws, and (A) a letter or other document issued by the appropriate Authority having jurisdiction with respect to the Leased Property, as applicable, that would allow continued use of the Leased Property for the “Intended Use of the Leased Property” (as set forth in the Lease Supplement), and confirming that no further action is required with respect to the

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investigation, cleanup, remediation or monitoring of the Leased Property with respect to such Environmental Violation, or (B) where the Authorities do not customarily issue such letters or other documents, an opinion from the Environmental Expert that the remediation of the Environmental Violation satisfies the publicly promulgated requirements of Applicable Laws or of such Authority with respect to the satisfactory completion of investigation, remediation, cleanup and monitoring of such Environmental Violation that would allow continued use of the Leased Property and the Site for their uses as of the date hereof. Each Environmental Violation shall be remedied in full prior to the Maturity Date unless the Leased Property has been purchased by the Lessee in accordance with Section 20.1, 20.2 or 21.1(a). Nothing in this Article XIII shall reduce or limit the Lessee’s obligations under Article VII of the Participation Agreement (which obligations shall include any Claims arising from such actions).

SECTION 13.9.    Notice of Environmental Matters.

Promptly upon the Lessee’s obtaining Actual Knowledge of the existence of any Material Environmental Violation with respect to the Leased Property, the Lessee shall notify the Lessor in writing of such Material Environmental Violation. Promptly, but in any event within thirty (30) days from the date a Responsible Officer of the Lessee has Actual Knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or, to the Lessee’s Actual Knowledge, threatened claim, action or proceeding involving any Material Environmental Violation with respect to the Leased Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee’s proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) days of receipt, copies of all material written communications with any Authority relating to any such Material Environmental Violation for which notice was provided. The Lessee shall also promptly provide such reports of any Material Environmental Violation for which notice was provided as may reasonably be requested by the Administrative Agent or any Participant in form and substance reasonably acceptable to the Administrative Agent and each Participant. For purposes hereof, “Material Environmental Violation” shall mean any Environmental Violation (i) which imposes or, in the good faith judgment of the Lessee, the Administrative Agent, the Collateral Agent, or any Participant, could reasonably be expected to impose criminal liability on the Administrative Agent, the Collateral Agent, or any Participant, (ii) which requires reporting to an Authority pursuant to Environmental Laws or (iii) the cost of which to investigate and/or remediate is in excess of Five Hundred Thousand Dollars ($500,000).

ARTICLE XIV
CERTAIN DUTIES AND RESPONSIBILITIES

The Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against the Lessor, and the Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Leased Property in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.

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ARTICLE XV
INSPECTION

Upon five (5) Business Days prior notice to the Lessee, the Lessor and the Rent Assignees or their respective authorized representatives (the “Inspecting Parties”) at any time during the Lease Term (provided that, except during the continuance of a Material Default or an Event of Default, the Lessor and the Rent Assignees shall limit their inspections to no more than two times in any calendar year and the Lessor shall coordinate such inspections as set forth below) may inspect (a) the Leased Property and (b) the books and records of the Lessee and its Affiliates relating to the Leased Property and make copies and abstracts therefrom. All such inspections shall be (i) during the Lessee’s normal business hours, (ii) subject to the Lessee’s reasonable safety and confidentiality requirements, (iii) accompanied by a representative of the Lessee, and (iv) at the expense and risk of the Inspecting Parties, except that if a Material Default or an Event of Default has occurred and is continuing, the Lessee shall reimburse the Inspecting Parties for the costs and reasonable out-of-pocket expenses of such inspections and, except for the Inspecting Party’s gross negligence or willful misconduct, such inspection shall be at the Lessee’s risk. In addition, Inspecting Parties shall use commercially reasonable efforts to coordinate their visits together and inspect the Leased Property in groups to the extent reasonably practicable. No inspection shall unreasonably interfere with the Lessee’s operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Leased Property or any property of the Lessee or any other Person during the course of such inspection. The Inspecting Parties shall be third party beneficiaries of this Lease with respect to the rights set forth in this Article XV applicable to such Persons.

ARTICLE XVI
[RESERVED]

ARTICLE XVII
EVENTS OF DEFAULT

If any of the following events shall occur, it shall constitute an “Event of Default” (it being understood and agreed that such events shall give effect to the grace period, if any, explicitly provided for such event as set forth below):

(a)any Lessee Party shall fail to pay (i) any Basic Rent, within three (3) Business Days after the same become due and payable by it; (ii) any Purchase Amount, Lease Balance, Adjusted Lease Balance, Recourse Deficiency Amount, Deficiency or other amounts due and payable under Article XIII, Article XVII, Article XX, Article XXI or Article XXII when and as the same shall become due and payable; (iii) any amount due and payable on the Maturity Date or the Lease Expiration Date; or (iv) any Supplemental Rent (other than any Supplemental Rent described in clauses (ii) and (iii) above) when due and such failure shall continue for a period of three (3) Business Days after written notice thereof (delivered after the same became due) has been given to the Lessee and, in the case of clause (i), unless such failure was caused solely by the failure by the Lessor or

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any Agent to auto-debit for any such payment and such failure is not cured with two (2) Business Days;

(b)any representation or warranty made or deemed made by or on behalf of any Lessee Party in any Operative Document (whether made on behalf of itself or otherwise) or in any certificate, report, other instrument or statement furnished pursuant to the provisions hereof or thereof (including, without limitation, any representation made in the Funding Request), shall prove to have been incorrect in any material respect when made or deemed made (other than a representation, warranty, certification or statement qualified by materiality or reference to the absence of a Material Adverse Effect, in which event such representation, warranty, certification or statement shall prove to have been false or misleading in any respect);

(c)(i) the Lessee shall fail to perform or observe any of the terms, covenants, conditions and agreements set forth in (A) Article XI hereof with respect to maintenance of insurance (and not with respect to any requirement to deliver annual certificates), (B) Article XII hereof, or (z) Articles XXI and XXII hereof (other than the failure to give notice of an end of term option pursuant to Section 21.1 hereof ); or (ii) any Lessee Party shall fail to perform or observe (A) any covenant contained in Section 5.1, 5.2(a)(i), 5.2(b) (solely as to the existence of each Lessee Party), 5.2(d), 5.2(g), or 5.2(h), of the Participation Agreement, (B) any covenant contained in Section 5.2(a) (other than 5.2(a)(i)) or 5.2(i) of the Participation Agreement if the failure to perform or observe such covenant shall continue unremedied for five (5) Business Days; or (C) any Lessee Party shall fail to perform or observe such other term, covenant or agreement contained in any other Section of this Agreement or any Operative Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty (30) days after the earlier to occur of (I) the Administrative Agent’s (given at the request of any Participant) notifying a Responsible Officer of the BLI of such default, or (II) the obtaining of knowledge of such default by any Responsible Officer of any Lessee Party provided, however, if a default as described in this clause (C) with respect to the Lessee’s obligations under this Lease is non-monetary in nature and cannot be reasonably cured within thirty (30) days, then, so long as the existence of such default would not cause a Material Adverse Effect, the Lessee shall have such additional time as may be reasonably necessary to cure such default, not to exceed ninety (90) days in the aggregate, provided that Lessee commences such cure within such thirty (30) day period and diligently prosecutes such cure to completion;

(d)a default or breach shall occur under any (i) Other Secured Debt Document, (ii) the Credit Agreement, or (iii) other agreement, document or instrument to which any Lessee Party is a party that is not cured within any applicable grace period therefor, and such default or breach (A) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Lessee Party in an aggregate amount of not less than $67,500,000, or (B) causes or permits any holder of such Indebtedness or a trustee thereof, with the giving of notice, if required, to cause such Indebtedness or a portion thereof in excess of $67,500,000 in the aggregate outstanding principal amount to become due prior to its stated maturity, or cash collateral in respect thereof (in excess of $67,500,000) is demanded as a result of any such breach or default, in each case, regardless of whether such right is exercised, by such holder or trustee; provided that this clause (d)(iii)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or as a

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result of damage destruction or taking by fire, casualty or eminent domain or agreement in lieu thereof;

(e)any Lessee Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Lessee Party seeking to adjudicate it bankrupt or insolvent, or seeking receivership, interim receivership, liquidation, winding up, reorganization, arrangement, adjustment, rescheduling, protection, relief, or composition, of it or its debts under any Insolvency Laws, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, monitor, trustee, custodian, sequestrator, conservator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, interim receiver, monitor, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Lessee Party shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

(f)one or more judgments or orders for the payment of money in excess of $67,500,000 in the aggregate shall be rendered against any Lessee Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (f) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Lessee Party and a third-party insurer covering full payment of such unsatisfied amount and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

(g)a Change in Control shall have occurred;

(h)any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions set forth in this subsection (h), has resulted or is reasonably expected to result in liabilities of the Lessee Parties and/or the ERISA Affiliates in an aggregate amount that would have a Material Adverse Effect;

(i) any ERISA Event shall have occurred with respect to a Plan; or

(ii) any of the Lessee Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or

(iii) any of the Lessee Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA, or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA and, as a result of such insolvency, termination or determination, the

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aggregate annual contributions of the Lessee Parties and the ERISA Affiliates to all of the Multiemployer Plans that are insolvent, being terminated or in endangered or critical status at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs; or

(iv) any failure to satisfy the applicable minimum funding standards under Section 412(a) of the Code or Section 302(a) of ERISA, whether or not waived, shall exist with respect to one or more of the Plans; or

(v) any Lien shall exist on the property and assets of any of the Lessee Parties or any of the ERISA Affiliates in favor of the PBGC; or

(i)(i) any provision of any Operative Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect (other than as a result of the gross negligence or willful misconduct of the Administrative Agent); or any Lessee Party or any Affiliate thereof contests in writing the validity or enforceability of any provision of any Operative Document; or any Lessee Party denies in writing that it has any or further liability or obligation under any provision of any Operative Document, or purports to revoke, terminate or rescind in writing any provision of any Operative Document or seeks to avoid or limit any Lien purported to be created under any Collateral Document; or (ii) any Lien purported to be created under any Operative Document shall cease to be, or shall be asserted by any Lessee Party or any Affiliate thereof not to be, a valid and perfected Lien on a material portion of the Leased Property, with the priority required by the applicable Operative Document (other than as a result of the gross negligence or willful misconduct of any Agent).

ARTICLE XVIII
ENFORCEMENT

SECTION 18.1.    Remedies.

During the existence of an Event of Default and notwithstanding any Event of Loss, Event of Taking, termination of this Lease pursuant to Article XIII or any other matter or occurrence, at the Lessor’s option and without limiting the Lessor in the exercise of any other right or remedy the Lessor may have on account of such Event of Default, and without any further demand or notice, the Lessor may to the fullest extent permitted under Applicable Laws cause the following to occur:

(i) y notice to the Lessee, the Lessor may terminate the Lessee’s right to possession of the Leased Property provided, however, that such possession shall terminate immediately without notice upon the occurrence of an Event of Default described in paragraph (e) of Article XVII hereof.

(ii) Upon termination of the Lessee’s right to possession and without further demand or notice, the Lessee shall surrender possession and vacate the Leased Property and deliver possession of the Leased Property in accordance with Section 22.5 of this Lease, and the Lessor may, in accordance with Applicable Laws, re-enter the Leased

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Property and remove any Persons in possession thereof and re-lease the Leased Property to any third party.

(iii) The Lessor may terminate this Lease with respect to all or any part of the Leased Property and/or declare the aggregate outstanding Adjusted Lease Balance, Break Amounts, if any, and all other amounts payable by the Lessee hereunder or under any other Operative Document to be immediately due and payable (provided, however, that this Lease shall terminate immediately without notice, and the aggregate outstanding Adjusted Lease Balance and Break Amounts, if any, and such other amounts payable by the Lessee under the Operative Documents shall become immediately due and payable without demand therefor, upon the occurrence of an Event of Default described in paragraph (e) of Article XVII hereof and, subject to the conditions therein, the Leased Property shall be transferred in accordance with Section 20.2 hereof), and the Lessor shall be entitled to (x) recover from the Lessee the following amounts without duplication of amounts owed and (y) take the following actions:

(A)the Lessee shall pay all accrued and unpaid Rent hereunder (including, without limitation, Basic Rent and Supplemental Rent) for the period commencing on the Closing Date through the date of indefeasible payment in full of the sum set forth in clause (B)(1) below with respect to the Leased Property;

(B)the Lessor may elect either of the following with respect to any or all of the Leased Property:

(1)the Lessor may demand, by written notice to the Lessee specifying a payment date (the “Final Rent Payment Date”) on a date no earlier than ten (10) days after the date of such notice but, in any event, no later than the date the Leased Property or part thereof is sold pursuant to clause (B)(2) hereof to the extent applicable, that the Lessee shall pay to the Lessor, on the Final Rent Payment Date (in lieu of Basic Rent due after the Final Rent Payment Date), an amount equal to the sum of (x) the Adjusted Lease Balance, plus (y) Break Amounts, if any, and (z) without duplication, all accrued and unpaid Rent due and unpaid for the period commencing on the Closing Date to and including the Final Rent Payment Date, and upon payment of such amount, and the amount of all other sums due and payable by the Lessee under this Lease and the other Operative Documents (and interest at the Overdue Rate on the amounts payable under this clause (B)(1) from the Final Rent Payment Date to the date of actual payment), the Leased Property shall be transferred to the Lessee or its designee pursuant to Section 23.11; provided, however, that any failure of the Lessee to make such payment on the Final Rent Payment Date shall not suspend its obligation to pay and perform hereunder until the date of actual indefeasible payment in full of the sum set forth above; provided, however, that upon the occurrence of an Event of Default described in paragraph (e) of Article XVII, the sum of clauses (x), (y) and (z) above shall become immediately due and payable without demand therefor and the Administrative Agent

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shall be immediately entitled to draw upon any letter of credit immediately; or

(2)the Lessor may sell its interest in the Leased Property and/or pursue any and all rights and remedies under the Memorandum of Lease, and, in any event, the Lessee shall pay to the Lessor an amount equal to the excess, if any, of (x) all amounts described in clause (B)(1) above due the Lessor over (y) the net Sale Proceeds received by the Lessor from the foregoing sale (provided, that in calculating such net Sale Proceeds, all expenses and Taxes to the extent not indemnified and not paid by the Lessee pursuant to Section 7.2 of the Participation Agreement incurred by any of the Participants in connection with such sale including, without limitation, legal fees and expenses, shall be deducted from such Sale Proceeds) provided that, to the extent the net Sale Proceeds described in clause (B)(1) above are greater than all amounts described in clause (B)(1) above due the Lessor, the Lessor shall be obligated to promptly deliver such excess to the Lessee or its designee.

(C)Any other amount necessary to compensate the Participants for all the damages caused by or resulting from the Lessee’s failure to pay or perform the Lessee’s obligation under this Lease, including, but not limited to, the reasonable and documented out-of-pocket costs and expenses (including without limitation, attorneys’ fees and expenses, advertising costs and brokers’ commissions) of recovering possession of the Improvements, removing Persons or property from the Improvements, placing the Improvements in good order, condition, and repair, preparing and altering the Improvements for reletting, and all other costs and expenses of reletting; and
(D)Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

(iv)The Lessor may exercise any and all rights and remedies under the Memorandum of Lease and any other Operative Document.

(v)If the Lessee has breached this Lease, this Lease shall continue in effect for so long as the Lessor does not terminate this Lease, and the Lessor may enforce all of the Lessor’s rights and remedies under this Lease including the right to recover the Rent hereunder (including, without limitation, Basic Rent (when applicable) and Supplemental Rent) as it becomes due under this Lease. The Lessee’s right to possession shall not be deemed to have been terminated by the Lessor except pursuant to clause (i) above and any foreclosure exercised pursuant to clause (iv) above. The following do not constitute a termination of this Lease:

(A)Acts of maintenance or preservation or efforts to relet the Leased Property; and

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(B)Withholding of consent to assignment or subletting, or terminating a subletting or assignment by the Lessee.

(vi)In the event that the Lessor elects to continue this Lease in full force and effect following the termination of the Lessee’s right of possession of the Leased Property, the Lessor, to the maximum extent permitted by Applicable Laws, may enforce all its rights and remedies under this Lease including, but not limited to, the right to recover Rent hereunder as it becomes due. During the continuance of an Event of Default or following the termination of the Lessee’s right to possession of the Leased Property, the Lessor may enter the Improvements and the Site in accordance with Applicable Laws without terminating this Lease and sublet all or any part of the Leased Property for the Lessee’s account to any Person, for such term (which may be a period beyond the remaining Lease Term), at such rents and on such other terms and conditions as are commercially reasonable. In the event of any such subletting, rents received by the Lessor from such subletting shall be applied (a) first, to the payment of the costs incurred by the Lessor in maintaining, preserving, altering and preparing the Leased Property for subletting and other costs of subletting, including, but not limited to, brokers’ commissions and attorneys’ fees and expenses; and (b) second, to the payment of Rent hereunder then due and payable in accordance with Section 10.4 of the Participation Agreement. If the rents received by the Lessor from such subletting, after application as provided above, are insufficient in any period to pay the Rent due and payable hereunder for such period, the Lessee shall pay such deficiency to the Lessor upon demand. Notwithstanding any such subletting for the Lessee’s account without termination, the Lessor may at any time thereafter, by written notice to the Lessee, elect to terminate this Lease.

(vii)The Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof, including those arising from a breach by the Lessee of its obligations under Section 20.2 hereof. Separate suits may be brought to collect any such damages for any Rent installment period(s), and such suits shall not in any manner prejudice the Lessor’s right to collect any such damages for any subsequent Rent installment period(s), or the Lessor may defer any such suit until the Lessor determines to bring such suit.

(viii)The Lessor may retain and apply against the damages suffered by the Participants all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

The Lessee acknowledges and agrees that upon the declaration of an Event of Default the amount due and owing by the Lessee to the Lessor hereunder shall be the Adjusted Lease Balance, Break Amounts, if any, and, without duplication, all accrued and unpaid Rent due and unpaid for the period commencing from the Base Term Commencement Date to and including the Final Rent Payment Date and interest at the Overdue Rate on such amounts payable from the Final Rent Payment Date to the date of indefeasible payment in full (and, in the case of an Event of Default as described under Section 18.1(e) hereof, that such amounts shall become due and owing automatically and without demand therefor) and that, to the maximum extent permitted by

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Applicable Laws, the Lessee waives any right to contest the foregoing sum as the liquidated sum or agreed upon sum due and owing.

SECTION 18.2.    Proceeds of Sale; Deficiency.

All payments received and amounts held or realized by the Lessor at any time when an Event of Default shall be continuing and after the Adjusted Lease Balance shall have been accelerated pursuant to this Article XVIII as well as all payments or amounts then held or thereafter received by the Lessor (except for rents received by the Lessor from subletting pursuant to Section 18.1(vii), which shall be distributed as set forth therein) and the proceeds of sale pursuant to Section 18.1(iii)(B)(2) shall be distributed forthwith upon receipt by the Lessor in accordance with Section 10.4 of the Participation Agreement.

SECTION 18.3.    Waiver of Certain Rights.

To the maximum extent permitted by Applicable Laws, (a) the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Leased Property or any interest therein and (b) if this Lease shall be terminated pursuant to this Article XVIII, the Lessee waives, to the fullest extent permitted by Applicable Laws, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; (iv) any other rights which might otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVIII; and (v) any rights now or hereafter conferred under Applicable Laws that may require the Lessor to sell, lease or otherwise use the Leased Property or any part thereof in mitigation of the Lessor’s damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVIII.

SECTION 18.4.    Remedies Cumulative; No Waiver; Consents.

To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease and each other Operative Document shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or be an acquiescence therein. The Lessor’s consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining the Lessor’s consent, in the future, to all similar requests. No express or implied waiver by the Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

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SECTION 18.5.    Phase I Environmental Report.

Upon the occurrence of an Event of Default, the Lessor may, at the Lessee’s expense, obtain a current Phase I environmental assessment report for the Leased Property (and such other reports that may be reasonably required or recommended under such report) dated, commenced and completed after the date of occurrence of the Event of Default and in form and substance reasonably satisfactory to the Lessor, from an environmental consultant selected by the Lessor certifying as to the environmental conditions with respect to the Leased Property. The obligations of the Lessee under this Section 18.5 shall survive the termination of this Lease.
ARTICLE XIX
RIGHT TO CURE

If any Event of Default shall be continuing and in the Lessor’s reasonable judgment the Lessee is not acting diligently and appropriately to cure such Event of Default, the Lessor may, but shall not be obligated to, on ten (10) Business Days’ prior notice to the Lessee (except in the event of an emergency, in which case only one (1) Business Day’s prior notice shall be required), cure such Event of Default and the Lessor shall not thereby be deemed to have waived any default caused by such failure to cure, and the amount of any such payment and the amount of any expenses of the Lessor (including attorneys’ fees and expenses) incurred in connection with such cure, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee to the Lessor upon demand.
ARTICLE XX
EARLY TERMINATION OPTION AND OBLIGATION TO PURCHASE

SECTION 20.1.    Early Termination Option.

Without limitation of the Lessee’s purchase obligation pursuant to Section 20.2, the Lessee may, at its option and without regard to the existence of any Default or Event of Default (except to the extent related to clause (e) of Article XVII hereof, in which case the Lessee shall not have such option), on any Payment Date following the Base Term Commencement Date but at least one hundred eighty (180) days prior to the Return Date, purchase the Leased Property (the “Early Termination Option”) at a price equal to the Purchase Amount. In order to exercise its option to purchase the Leased Property pursuant to this Section 20.1, the Lessee shall give the Lessor not less than thirty (30) days’ prior written notice of such election which election shall be irrevocable when made. Upon receipt of the Purchase Amount, the Leased Property shall be transferred to the Lessee (or its designee) pursuant to Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination.
SECTION 20.2.    Required Purchase.

So long as the Lessor has not exercised any other remedy inconsistent therewith, the Lessee shall be obligated to purchase the Leased Property for the Purchase Amount automatically and without notice upon the occurrence of any Event of Default described in clause (e) of Article XVII and, upon receipt of the Purchase Amount, the Leased Property shall be transferred to the Lessee

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(or its designee) pursuant to Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination.

ARTICLE XXI
END OF TERM OPTIONS

SECTION 21.1.    End of Term Options.

Not later than one hundred and eighty (180) days prior to the Return Date, the Lessee shall, by delivery of an irrevocable written notice to the Administrative Agent, exercise one of the following options with respect to each applicable Leased Property:

(a)Purchase (or cause its designee to purchase) for cash for the Purchase Amount the Leased Property then subject to this Lease on the last day of the Lease Term (the “Purchase Option”); and if the Lessee shall have elected the Purchase Option, upon the payment to the Lessor of the Purchase Amount, the Leased Property shall be transferred to the Lessee (or its designee or assignee provided that the Lessee shall remain primarily liable for all payments due in respect of the Purchase Option election) pursuant to Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination;

(b)Provided no Default or Event of Default shall have occurred and be continuing, return the Leased Property to the Lessor on the Maturity Date (the “Return Option”). The Return Option shall be conditioned upon and subject to the fulfillment by the Lessee of each of the terms and conditions set forth in Article XXII and, thereafter, the Lessee shall have no further obligations to pay Basic Rent or the remaining Lease Balance or Adjusted Lease Balance. The Lessee shall not enter into any new or additional subleases or renew any subleases with respect to the Leased Property following the Lessee’s election of the Return Option. Following the Lessee’s election of the Return Option, the Lessee shall not remove any Alterations, unless such Alterations are not part of the Leased Property and the removal of such Alterations is performed in accordance with the terms hereof; or

(c)Subject to the terms and conditions set forth in Section 2.16 of the Participation Agreement, exercise the Extension Option and extend the term of this Lease for the Lease Extension Term.

SECTION 21.2.    Election of Options.

In the event the Lessee fails to make a timely election under Section 21.1 hereof with respect to the Leased Property, the Lessee shall be deemed to have elected the Purchase Option unless the Lessee has made an Extension Option Request in accordance with Section 2.16 of the Participation Agreement and the Participants have consented thereto in accordance therewith and the other terms and conditions therein have been satisfied. The Lessee’s election of the Purchase Option will be irrevocable at the time made, but Lessee may assign its rights to purchase the Leased Property to an affiliate or other third party provided that the Lessee shall remain fully and primarily liable for all amounts payable under the Operative Documents regardless of such assignment. The Lessee may not elect the Return Option if there exists on the date the election is made a Default, an Event of Default, an Event of Loss, an Event of Taking, a Casualty or a Condemnation and any

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Return Option election shall be automatically converted into a Purchase Option in the event a Default, an Event of Default, an Event of Loss, an Event of Taking, a Casualty or a Condemnation shall occur prior to the Return Date.

ARTICLE XXII
RETURN OPTION

SECTION 22.1.    Return Option Procedures.

(a)If the Lessee elects the Return Option, the Lessor may elect to require the Lessee, as non-exclusive selling agent for the Lessor, to use commercially reasonable efforts to hire a qualified/licenses commercial real estate brokerage to remarket the Leased Property and obtain the highest all cash purchase price for the sale thereof from the date of such request to the Return Date, subject to any extension thereof pursuant to Section 22.4(b). In the event the Lessee receives any bid, the Lessee shall within five (5) Business Days after receipt thereof and, at least twenty (20) Business Days prior to the Return Date, certify to the Lessor in writing the amount and terms of such bid and the name and address of the party (provided, such party shall not be (x) the Lessee or any Affiliate of the Lessee, or (y) any Person with whom the Lessee has an understanding or arrangement regarding their future use, possession or ownership of the Leased Property or the Lessor’s other rights, title and interest in and to the Leased Property, unless, in the case of the foregoing subsections (x) or (y) the sum of (i) the Sale Proceeds pursuant to a proposed bid which the Lessee desires to accept plus (ii) the Recourse Deficiency Amount (as set forth in the Lease Supplement hereto) plus (iii) any amount payable pursuant to Section 7.7 of the Participation Agreement is equal to or greater than the Adjusted Lease Balance; provided further, such party may be the Lessor, any Affiliate thereof, or any other Person contacted by the Lessor (other than as referenced in the foregoing subsections (x) or (y))) submitting such bid, and the Lessee and any sublessee shall confirm in writing both to the Lessor and to the bidder that it will surrender and vacate the Leased Property in accordance with Section 22.5 hereof on or before the Return Date.

If the sum of (i) the Sale Proceeds pursuant to a proposed bid which the Lessee desires to accept plus (ii) the Recourse Deficiency Amount plus (iii) any amount payable pursuant to Section 7.7 of the Participation Agreement is in cash and is equal to or greater than the Adjusted Lease Balance, then the Lessee shall determine and accept the winning bid without the consent of the Lessor; otherwise, the Lessor shall have the right, in its sole and absolute discretion, to consent to such sale and the Lessor shall have the right, in its sole and absolute discretion, to accept or reject any bid so presented by the Lessee to the extent any portion of the Lessor Investment plus the Lessor’s Gain would remain unpaid. Unless, pursuant to the terms of the bid submitted, the Sale Proceeds shall exceed the aggregate outstanding Adjusted Lease Balance as of the Return Date, any Participant may submit a bid to the Lessor with a copy thereof to the Lessee not later than five (5) Business Days prior to the Return Date. As non-exclusive selling agent, the Lessee’s expenses and the out-of-pocket expenses incurred by the Administrative Agent and each Participant in connection with any such bidding and sale process pursuant to this Section 22.1 as well as all costs and expenses incurred by any party (including a buyer or potential buyer) to the extent the Lessor and the Lessee have agreed to such payment to place the Leased Property in the condition required by Section 9.1, shall be deducted from the Sale Proceeds.

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(b)On or before the Return Date, (i) the Lessee shall transfer all of the Lessee’s right, title and interest in and to the Leased Property hereunder, to the extent required by the bidder, if any, which shall have submitted the bid (if any) accepted pursuant to Section 22.1(a), in the same manner and in the same condition and otherwise in accordance with all of the terms of this Lease; (ii) subject to the prior or current payment by the Lessee of all amounts due under clause (iii) of this sentence, the Lessor shall comply with any conditions to transfer set forth in Section 22.2 and the transfer provisions of Section 23.11 in order to transfer its interests in the Leased Property for cash to such bidder; (iii) the Lessee, as non-exclusive selling agent, shall simultaneously pay to the Lessor all of the amounts required pursuant to Section 22.3; and (iv) after payment in full of all amounts owing to the Lessor hereunder and under the terms of the bid, this Lease shall terminate; provided, however, that any return of the Leased Property under a Return Option shall be conditioned upon the absence of any Default or Event of Default on or prior to the Return Date (in which case, this subsection will not apply and the Lessee shall be responsible for the Adjusted Lease Balance plus all other accrued and unpaid Rent (and, in the case where the Adjusted Lease Balance plus all other accrued and unpaid Rent is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11)). Neither of the Agents nor any Participant shall have any responsibility for procuring any purchaser; provided, however, that the Lessor and its designees may, at the direction of the Required Participants, engage in activities to market and sell the Leased Property. Any such activities undertaken by the Lessor pursuant to this Section 22.1 shall be at the Lessee’s sole cost and expense (which shall be deducted from the Sale Proceeds in accordance with the foregoing) and shall not relieve the Lessee of its obligations as non-exclusive selling agent under this Section 22.1 or during the Extended Remarketing Period to use commercially reasonable efforts to sell the Leased Property in accordance with the requirements of this Article XXII. For the avoidance of doubt, the end of term options set forth in Article XXI and this Article XXII, the Extension Option set forth in Section 2.16, and the Early Termination Option set forth in Article XX, shall be several options, and Lessee shall be entitled to exercise different options, for the Leased Property.

SECTION 22.2.    Sale.

To the extent that title to the Leased Property has been transferred by the Lessor to the purchaser in accordance with Section 22.1 hereof, the Lessee, as non-exclusive selling agent for the Lessor, shall, on the Return Date, at the Lessee’s own expense (without right of reimbursement therefor out of gross sale proceeds), ensure that the Leased Property as so transferred is (i) free and clear of all Liens, other than Permitted Liens described in clauses (a) (but excluding any such rights and interests of the Lessee referenced therein) or (b) of the definition thereof and (ii) (A) in the condition required by the terms of this Lease, (B) capable of operating in accordance with the purposes set forth in the Appraisal in all material respects, (C) without any parties in possession claiming relief or exemption from judicial execution, and (D) in compliance with all Applicable Laws. The Lessee, as non-exclusive selling agent, shall obtain all necessary Governmental Actions and make all governmental filings required by the Lessee or the Lessor in connection with any sale and grant of rights. The Lessee, as non-exclusive selling agent, shall cooperate with the purchaser of the Leased Property in order to facilitate the transfers of the ownership and operation of the Leased Property by such purchaser after the date of the sale or transfer, including providing all books, reports and records regarding the maintenance, repair and ownership of the Leased Property, permitting inspection of the Leased Property by the Lessor, the Administrative Agent and any potential purchasers, granting or assigning all licenses that are assignable and necessary

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for the operation of the Leased Property and cooperating in seeking and obtaining all necessary Governmental Actions, and otherwise doing all things reasonably necessary to sell and deliver possession of the Leased Property to any purchaser. The Lessee shall also, on the Return Date, vacate and cause any sublessee to vacate the Leased Property in accordance with Section 22.5. As a further condition to the Lessee’s rights hereunder, the Lessee shall pay the total cost for the completion of all Alterations commenced after the Base Term Commencement Date and prior to the Return Date and, subject to the Lessee’s right to use applicable insurance proceeds as set forth in Article XIII hereof, for the repair and rebuilding of the affected portions of the Leased Property suffering a Casualty or a Condemnation after the Base Term Commencement Date. Such Alterations and all such repairs and rebuilding shall be completed prior to the Return Date. Prior to the Return Date, the Lessor may, at the Lessee’s expense, obtain and furnish to the Administrative Agent, the Collateral Agent, the other Participants and any independent purchaser hereunder a Phase I environmental assessment report for the Leased Property (and such other reports that may be required or recommended under such report) dated, commenced and completed no earlier than forty-five (45) days prior to the Return Date and in form and substance satisfactory to the Lessor in its reasonable discretion, from an environmental consultant reasonably selected by the Lessor, certifying that (x) there exists no contamination with respect to the Leased Property that would adversely affect the value, marketability, utility, useful life or functional capability of the Leased Property or have any adverse effect on the Lessor except as otherwise acceptable to the Required Participants, and (y) there are no environmental remediation requirements with respect to the Leased Property except as otherwise acceptable to the Required Participants, which certificate shall be addressed to each such party in form and substance satisfactory in the reasonable discretion of such purchaser, the Administrative Agent and the Participants. The obligations of the Lessee under this Section 22.2 shall survive the Maturity Date or the expiration or termination of this Lease.

Unless the Lessee shall have exercised or been deemed to have exercised its Purchase Option, the Lessor shall be entitled to perform such investigation, including obtaining reports of engineers and other experts as to the condition and state of repair and maintenance of the Leased Property required by this Section 22.2 and as to the compliance of the Leased Property, such land and the Site with Applicable Laws including Environmental Laws, as it deems appropriate. The Lessee, at its sole cost and expense (without right of reimbursement therefor out of gross sale proceeds but, subject to the Lessee’s right to use applicable insurance and condemnation proceeds as set forth in Article XIII hereof), shall cause the repair or other remediation of any discrepancies between the actual condition of the Leased Property and the condition required under this Lease, such repair or remediation to be completed not later than the Return Date.

SECTION 22.3.    Application of Sale Proceeds and Recourse Payments.

(a)On the Return Date, in connection with the Lessee’s exercise of the Return Option, the Lessee shall pay to the Lessor all Rent then due together with all other amounts due and payable by the Lessee to any Indemnitee. The Lessee also shall cause to be paid to the Lessor, from the aggregate Sale Proceeds (after application of gross sale proceeds in accordance with the definition of “Sale Proceeds” to payment of any deed, transfer or value added tax thereon to the extent not paid by the purchaser thereof and payment or reimbursement to the Lessee, the Lessor and any other party (including a buyer or potential buyer) to the extent the Lessor and the Lessee have agreed to such payment for any costs or expenses incurred by the Lessee, the Lessor or such other

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party in connection with the actions required under this Article XXII, excluding any provision of Article XXII which expressly specifies that the Lessee’s costs shall not be reimbursable out of gross sale proceeds), the aggregate outstanding Adjusted Lease Balance as of the Return Date (as determined after the payment of all Rent due on such date). If the Sale Proceeds exceed the Adjusted Lease Balance as of the Return Date, the Lessee shall retain or be entitled to receive the portion of the Sale Proceeds in excess thereof. If the Sale Proceeds are less than the Adjusted Lease Balance, the Lessee shall pay or shall cause to be paid to the Lessor, as Supplemental Rent, on the Return Date, in addition to the Sale Proceeds received by the Lessor directly from the purchaser thereof, an additional amount (the “Deficiency”) equal to the lesser of (x) the amount that the Adjusted Lease Balance exceeds the Sale Proceeds or, (y) provided no Default or Event of Default has occurred and is continuing (in which case, this clause (y) will not apply and the Lessee shall be responsible for the Adjusted Lease Balance (and, in the case where the Adjusted Lease Balance plus all other accrued and unpaid Rent is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11)), the Recourse Deficiency Amount.

(b)The obligation of the Lessee to pay the amounts determined pursuant to Sections 22.3(a) and 22.4 shall be recourse obligations of the Lessee and such payments by the Lessee shall not limit any other obligation of the Lessee under the Operative Documents including pursuant to Article VII of the Participation Agreement.

SECTION 22.4.    Failure to Sell Leased Property

If the Leased Property shall not have been sold on or prior to the Return Date, in accordance with and subject to the provisions of this Article XXII, then the Lessee and the Lessor hereby agree as follows with respect to the Leased Property:

(a)The Lessee shall pay to the Lessor on the Return Date (unless the Lessor elects to commence an Extended Remarketing Period, in which case, such payment shall be made as set forth in Section 22.4(b)) an amount equal to the Recourse Deficiency Amount plus all other Rent then due under this Lease and the other Operative Documents or, in the event a Default or Event of Default shall have occurred and be continuing on such date, the Adjusted Lease Balance and, in the case where the Adjusted Lease Balance plus all other accrued and unpaid Rent is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination.

(b)To the extent that the Lessor has requested the Lessee to remarket the Leased Property and the Lessee has accepted such role as non-exclusive selling agent, at the option of the Lessor, the Lessee shall be required to continue using commercially reasonable efforts as non-exclusive selling agent for the Lessor to sell the Leased Property in accordance with this Article XXII for the period (the “Extended Remarketing Period”) commencing on the Return Date and ending with respect to the Leased Property on the earliest of (i) the sale of the Leased Property in accordance with the provisions of this Article XXII or such earlier date as the Lessor has received payment in full of the Adjusted Lease Balance plus interest at the Overdue Rate on any unpaid Adjusted Lease Balance and all other accrued and unpaid Rent; (ii) the delivery of a written notice from the Lessor to the Lessee at any time terminating this Lease, which notice shall indicate that such termination is being made pursuant to this Section 22.4(b)(ii) and the date such termination

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shall be effective, and (iii) the end of the twelfth month following the Return Date. On the last day of the Extended Remarketing Period, if the Leased Property has not been sold during the Extended Remarketing Period in accordance with this Article XXII, the Lessee shall also make the payments required under Section 22.4(a), to the extent not already paid under such Section. Nothing in this Section 22.4 shall adversely affect any other rights the Lessor may have to terminate this Lease with respect to the Leased Property pursuant to any other Section of this Lease or the Lessor’s right to pursue any remedy hereunder as a result of an Event of Default arising as a result of the Lessee’s failure to comply with the requirements set forth herein including, without limitation, pursuant to Article XVII or the Lessee’s obligation to pay amounts arising under Article VII of the Participation Agreement.

(c)Following the expiration of the Extended Remarketing Period (or, if not so elected by the Lessor, following the Return Date) and the absence of any sale of the Leased Property, the Lessor may sell the Leased Property and require that the Lessee (pursuant to documents reasonably acceptable to the Lessee and the purchaser of the Leased Property) facilitate the transfers of the ownership, leasing and operation of the Leased Property to the Lessor or any third party designated by the Lessor including providing all books, reports and records regarding the maintenance, repair and ownership of the Leased Property, granting or assigning all licenses necessary for the operation of the Leased Property and cooperating in seeking and obtaining all necessary Governmental Actions and otherwise doing all things reasonably necessary to convey and deliver possession of the Leased Property to any such Person in order to maximize the Lessor’s opportunity to recover the Adjusted Lease Balance plus interest at the Overdue Rate on any unpaid Adjusted Lease Balance and all other accrued and unpaid Rent, and the Lessor shall not have any obligation to account to the Lessee for, and the Lessor shall be entitled to retain, any Sale Proceeds or other amounts recovered from the sale or other disposition or lease of the Leased Property following such termination (whether or not in the excess of the Adjusted Lease Balance). The Lessor’s appointment of the Lessee as the Lessor’s non-exclusive selling agent to use commercially reasonable efforts to obtain the highest all-cash price for the purchase of the Leased Property and the Lessor’s interest therein shall not restrict the Lessor’s right to market or lease the Leased Property and the Lessor’s interest in the Leased Property, to retain one or more sales agents or brokers (with the costs and expenses thereof being paid out of the Sale Proceeds, as provided in Sections 22.1(a) and 22.3(a) hereof), or the right of any Participant to submit or cause to be submitted bids for the Leased Property and the Lessor’s other interest in and to the Leased Property in the manner contemplated by Section 22.1. Upon such sale, assignment and transfer of the Leased Property, the Lessee’s possession under this Lease shall terminate; provided that any provisions hereof that expressly survive the expiration or other termination of this Lease shall survive such termination.

(d)The Lessor reserves all rights under this Lease and the other Operative Documents arising out of the Lessee’s breach of any provisions of this Lease (including this Article XXII), whether occurring prior to, on or after the Return Date, including the Lessee’s breach of any of its obligations under this Article XXII, including the right to sue the Lessee for damages.

(e)To the greatest extent permitted by law, the Lessee hereby unconditionally and irrevocably waives any right, and releases the Lessor from any related obligation, to require the Lessor at any time prior to the Return Date or the last day of the Extended Remarketing Period, as applicable, to market the Leased Property and the Lessor’s other interest in and to the Leased

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Property at all or for any minimum purchase price or on any particular terms and conditions. The Lessee hereby agrees that if the Lessee shall elect the Return Option, its ability to sell the Leased Property and the Lessor’s other interest in and to the Leased Property on or prior to the Return Date, and to cause any Person to submit a bid to the Lessor pursuant to Section 22.1 shall constitute full and complete protection of the Lessee’s interest hereunder.

SECTION 22.5.    Surrender and Return.

(a)Upon the expiration or earlier termination of the Lease Term or the exercise of applicable remedies under Article XVIII hereof, and provided that the Lessee, if so entitled, has not exercised its option to purchase the Leased Property, the Lessee shall peaceably leave and surrender and return the Leased Property to the Lessor in the same condition in which the Leased Property existed on the Base Term Commencement Date (including any Alterations that constitute part of the Improvements), except as completed, repaired, rebuilt, restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear and casualty to the extent permitted by Section 13.5 excepted). At the written request of the Lessor, the Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination some or all of the property situated thereon which is not the property of the Lessor and the Leased Property shall be clean and the Lessee shall repair any damage caused by such removal. Property not so removed shall become the property of the Lessor and the Lessor may cause such property to be removed from the Leased Property and disposed of, and the Lessee shall pay (without right of reimbursement out of gross sale proceeds) the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal. The Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such property.

(b)Except for surrender upon the expiration or earlier termination of the Lease Term hereof or the exercise of applicable remedies under Article XVIII hereof, no surrender to the Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by the Lessor.

(c)Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to the Lessor pursuant to this Section 22.5, the Leased Property shall be (x) capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to the Lessor), use or occupancy of the Leased Property, (y) in accordance and compliance with all Applicable Laws including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to or by the Lessee, and (z) free and clear of any Lien (other than any Lessor Liens). Until the Leased Property has been surrendered and returned to the Lessor in accordance with the provisions of this Section 22.5 and subject to Article XVIII hereof, the Lessee shall continue to pay the Lessor all Basic Rent and Supplemental Rent due hereunder.

(d)The Lessee acknowledges and agrees that a breach of any of the provisions of this Section 22.5 may result in damages to the Lessor that are difficult or impossible to ascertain and that may not be compensable at law. Accordingly, upon application to any court of equity having jurisdiction over the Leased Property or the Lessee, the Lessor shall be entitled to a decree against

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the Lessee requiring specific performance of the covenants of the Lessee set forth in this Section 22.5.

(e)Upon the request of the Lessor, the Lessee shall continue to maintain its insurance policies for the Leased Property, to the extent permitted by such policies, provided that the Lessor pays or reimburses the Lessee for the pro rata cost thereof.

ARTICLE XXIII
MISCELLANEOUS

SECTION 23.1.    Binding Effect; Successors and Assigns; Survival.

The terms and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor and the Lessee shall be binding upon them and their respective successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to their benefit and the benefit of their respective permitted successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents).
SECTION 23.2.    Severability.

Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and the Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Laws, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
SECTION 23.3.    Notices.

Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 9.3 of the Participation Agreement. The parties shall copy the Agents and the Participants on all notices, requests, demands or other written communications made hereunder.
SECTION 23.4.    Amendment; Complete Agreements.

Neither this Lease or any other Operative Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of the Participation Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having

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been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

SECTION 23.5.    Headings

The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

SECTION 23.6.    Original Executed Counterpart.

The single executed original of the Lease Supplement containing the receipt of the Collateral Agent therefor on or following the signature pages thereof shall be the “original executed counterpart” of this Lease. To the extent that any such Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of any counterpart other than the “original executed counterpart.”

SECTION 23.7.    Governing Law.

With respect to matters relating to the perfection and procedures relating to the enforcement of the liens created pursuant to this Lease, this Lease shall be governed by and construed in accordance with the laws of the State in which the Leased Property is located (without regard to conflicts of law principles), it being understood that, except as expressly set forth in this paragraph, this Lease has been delivered in, and shall in all respects be governed by and construed in accordance with the laws of, the State of New York, without regard to conflicts of laws principles (except Section 5-1401 of the New York General Obligations Law), including all matters of construction, validity and performance. Without limiting the foregoing, in the event that the Lease is deemed to constitute a financing, which is the intention of the parties for this and all purposes, the laws of the State of New York, without regard to conflicts of laws principles (other than Title 14 of Article 5 of the New York general obligations law), shall govern the creation, terms and provisions of the indebtedness evidenced hereby, but creation, perfection and enforcement of the lien granted hereunder shall be governed by and construed in accordance with the law of the state in which the site is located. All provisions of the Participation Agreement incorporated herein by reference shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles (except Section 5-1401 of the New York General Obligations Law).

SECTION 23.8.    No Joint Venture.

Any intention to create a joint venture or partnership relation hereunder or pursuant to any other Operative Document between the Lessor and the Lessee is hereby expressly disclaimed.

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SECTION 23.9.    No Accord and Satisfaction.

The acceptance by the Lessor of any sums from the Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between the Lessor and the Lessee regarding sums due and payable by the Lessee hereunder, unless the Required Participants specifically deem it as such in writing.

SECTION 23.10.    Survival.

The termination of this Lease pursuant to Section 18.1 shall in no event relieve the Lessee of its liabilities and obligations hereunder or under any other Operative Document which accrued prior to such termination, all of which shall survive any such termination. The extension of any applicable statute of limitations by the Lessee, any Participant or any other Indemnitee shall not affect such survival.

SECTION 23.11.    Transfer of Leased Property

Except as provided in Article XXII, any sale, assignment or transfer of the Leased Property pursuant to this Lease (excluding for this purpose any transfer pursuant to Section 6.3(b) of the Participation Agreement, unless such transfer is made after the occurrence and during the continuance of any Event of Default) shall be at the Lessee’s expense. Upon receipt by the Lessor of payment in full of the Purchase Amount pursuant to the applicable provision of this Lease, the Leased Property shall be transferred, assigned and conveyed to the applicable transferee or any designee it may identify. With respect to any such transfer, assignment and conveyance, the Lessor shall execute and deliver to the Lessee good and sufficient deeds warranting title only against the Lessor Liens and such other instrument or instruments as may be appropriate, which shall transfer the Leased Property including, without limitation, any rights of the Lessor against any party through whom the Lessor derived its title to the Leased Property subject to (A) any encumbrances existing on the Closing Date, (B) Permitted Liens, (C) all liens, encumbrances, charges, exceptions and restrictions attaching to the Leased Property after the Closing Date (other than the Lessor Liens), and (D) Applicable Laws, but in any event, in each case free and clear of all the Lessor Liens provided that the Leased Property shall be conveyed on an “AS IS, WHERE IS” with all faults basis without covenants or warranties of title and without recourse, representation or warranty of any kind, other than with respect to the Lessor and the absence of any Lessor Liens and conveyed in its then present physical condition and together with the due assumption by the Lessee (or its designee) of, and due release of the Lessor from, all obligations relating to the Leased Property. In connection with any transfer to an independent third party, (i) the Lessee shall, or shall ensure that its designee shall, execute and deliver such documents, deeds, bills of sale, certificates, affidavits (including a FIRPTA affidavit) and estoppels as may be required to facilitate the transfer of the Leased Property, and (ii) the Lessee shall cooperate with the Lessor and the purchaser of the Leased Property in order to facilitate the purchase and use by such purchaser of the Leased Property including the furnishing of data and technical information relating thereto and copies of any current plans and specifications with respect thereto, and the assigning (to the extent assignable) of all licenses necessary for the operation and maintenance thereof, all of which, unless otherwise agreed in the purchase agreement governing the sale of the Leased Property, shall be at the expense of the purchaser. The obligations of the Lessee under this paragraph shall survive the

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expiration or termination of this Lease. Any provision in this Lease or other Operative Document to the contrary notwithstanding, no transfer of the Leased Property to a buyer pursuant to the Purchase Option, the Return Option or otherwise shall be made until the Participants have received all Rent and other amounts then due and owing by the Lessee hereunder and under the other Operative Documents and no designation of a buyer shall relieve the Lessee of any its obligations hereunder or under the other Operative Documents. At or subsequent to the transfer or return of all or any of the Leased Property to a third party buyer pursuant to the Return Option, the Lessee will provide the Lessor with such lien and title searches as the Lessor may reasonably request to demonstrate to the Lessor’s satisfaction that the Leased Property is subject to no Liens other than Permitted Liens as described in clauses (a) (but excluding any such rights and interests of the Lessee referenced therein) or (b) of the definition thereof.

SECTION 23.12.    Enforcement of Certain Warranties.

The Lessor hereby assigns, without recourse or warranty whatsoever, to the Lessee, all warranties related to the purchase, sale and ownership of the Leased Property. Such assignment shall remain in effect until the expiration or termination of this Lease. The Lessor shall also retain the right to enforce any warranties assigned in the name of the Lessee upon the occurrence of an Event of Default. The Lessor hereby agrees to execute and deliver at the Lessee’s expense such further documents, including powers of attorney, as the Lessee may reasonably request in order that the Lessee may have the full benefit of the assignment effected or intended to be effected by this Section 23.12.  Upon the termination of this Lease, the warranties hereby assigned shall automatically revert to the Lessor or be transferred to the Lessee or its designee in accordance with Section 23.11.  The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment to the Lessor or assignment to the Lessee in connection with a transfer under Section 23.11, the Lessee or the Lessor, as applicable, shall execute and deliver promptly any certificate or other instrument which other may reasonably request. Any monies collected by the Lessee under any of the warranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by the Lessee and promptly paid over to the Lessor to be held in trust in accordance with Section 23.13.

SECTION 23.13.    Security Interest in Funds.

As long as a Material Default or Event of Default shall be continuing, any amount that would otherwise be payable to the Lessee under the Operative Documents shall be paid to or retained by the Lessor (including amounts to be paid to the Lessee pursuant to Article XIII or Section 23.12) as security for the performance by the Lessee in full of its obligations under this Lease and the other Operative Documents, and it may be applied to the obligations of the Lessee hereunder and under the other Operative Documents and distributed pursuant to Section 18.2. At such time as no Material Default or Event of Default shall be continuing, such amounts, net of any amounts previously applied to the Lessee’s obligations hereunder or under any other Operative Documents, shall be paid to the Lessee. Any such amounts which are held pending payment to the Lessee or application hereunder shall be invested by the Lessor as directed from time to time in writing by the Lessee, and at the expense and risk of the Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be

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applied from time to time in the same manner as the principal invested. The Lessor shall not be liable for any losses on such investments or for any failure to make any investment.

SECTION 23.14.    Quiet Enjoyment

The Lessor covenants that it will not interfere in the Lessee’s quiet enjoyment of the Leased Property in accordance with this Lease during the Lease Term so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, the Lessor’s rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Lease during the continuance of an Event of Default.

SECTION 23.15.    Submission to Jurisdiction

EACH OF THE LESSOR AND THE LESSEE IRREVOCABLY AND UNCONDITIONALLY:

(a)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE SOLE, EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE II TO THE PARTICIPATION AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 9.3 OF THE PARTICIPATION AGREEMENT; AND

(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 23.16.    Jury Trial

EACH OF THE LESSOR AND THE LESSEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR

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AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 23.17.    Payments

All payments to be made by the Lessee hereunder shall be made to the Lessor or the Administrative Agent, as the case may be, in Dollars in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Lessee is required by Applicable Law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the Lessee shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the recipient thereof shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made, which payment or withholding is made subject to the limitations set forth in Sections 7.2(a)(iii) and 7.6 of the Participation Agreement, reimbursement obligations of Indemnitees set forth in Sections 7.2(a)(iii), 7.2(e) and 7.2(f) of the Participation Agreement and other rights of the Lessee set forth in Sections 7.2(e), 7.2(f) and 7.6 of the Participation Agreement.

SECTION 23.18.    Nature of Transaction

It is the intention of the parties that the Overall Transaction constitutes an operating lease for purposes of the Lessee’s financial reporting under GAAP provisions relating to leases and variable interest entities including without limitation the ASC 810-10-55 and ASC 842 (including 842-10).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered by their respective representatives thereunto duly authorized as of the day and year first above written.

BANKERS COMMERCIAL CORPORATION,
AS THE LESSOR

By:	/s/ Benjamin Clark
	Name:	Benjamin Clark
	Title:	Vice President

[Signature Page to Lease Agreement]

AVDC, LLC,
AS THE LESSEE

By:	/s/ Jonathan E. Ramsden
	Name:	Jonathan E. Ramsden
	Title:	Executive Vice President, Chief
Financial and Administrative Officer

[Signature Page to Lease Agreement]

Exhibit A
to Lease

LEASE SUPPLEMENT NO. 1

This Lease Supplement No. 1 (this “Lease Supplement”) is executed pursuant to, and incorporates by reference all of the terms, conditions and provisions of, the Lease Agreement, dated as of [ ], 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease Agreement” and, together with this Lease Supplement, the “Lease”), between Bankers Commercial Corporation, as lessor (the “Lessor”), and AVDC, LLC, as lessee (the “Lessee”). All capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease Agreement and the rules of interpretation set forth in Appendix I to the Participation Agreement shall apply to this Lease Supplement. In addition, references herein to the Leased Property, the Improvements and the Site shall be interpreted to mean the Leased Property described in this Lease Supplement which are leased by the parties pursuant to paragraph 1 below.

The Lessor and the Lessee hereby agree that:

Acceptance and Lease. The Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 2.1 of the Participation Agreement, hereby agrees to lease all of the Leased Property described below to the Lessee pursuant and subject to the terms of this Lease Supplement and the Lease Agreement, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term, all of the Leased Property pursuant and subject to the terms of this Lease Supplement and the Lease Agreement. Without limiting the generality of the foregoing, the Lessee acknowledges that the leasehold interest conveyed by this Lease and the Lessee’s rights hereunder are expressly made subject to the terms and conditions of the matters listed in Schedule B to the Title Policy and all other Permitted Liens and any other Liens not constituting the Lessor Liens related to the Leased Property. The Lessee hereby agrees that delivery of the Leased Property to the Lessor or payment from Fundings for any portion of the Leased Property shall, without further act, constitute the irrevocable acceptance by the Lessee of the Leased Property for all purposes of the Lease and shall constitute the Lessee’s agreement to lease the Leased Property pursuant to the terms of the Lease during the Lease Term.

Description of the Leased Property: The description of the Leased Property is set forth on Schedule A to this Lease Supplement.

Intended Use of the Leased Property: The Leased Property shall be used for the purpose of a distribution center and/or any other lawful use, subject to Section 10.1 of the Lease Agreement.

Base Term Commencement Date: [__], 2023.

Base Term: Expires on [__], 20281.

[1] 5 years from closing
Lease Supplement

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Exhibit A
to Lease
Commitment/Funding:

Rent Assignment Advances: The aggregate Rent Assignment Advances for the Leased Property is $[__].

Lessor Retained Interest: The Lessor Retained Interest for the Leased Property is $[__].

Lessor Investment: The Lessor Investment for the Leased Property is $[__].

Lease Balance: On the Closing Date, the Lease Balance (Improvements) for the Leased Property is $[__].

The Lease Balance (Site) for the Leased Property is $[__].

Recourse Deficiency Amount: The Recourse Deficiency Amount, calculated as of the Base Term Commencement Date, is the amount equal to 87.00% times the Lease Balance.

Lessor’s Gain: The Lessor’s Gain as of any date of determination with respect to the Leased Property, shall be the amount equal to the gain on the Lessor Investment during the Lease Term set forth opposite the date set forth on Schedule B to this Lease Supplement. The Lessor’s Gain on any date of determination which is not shown on such Schedule B shall be the pro-rated difference between the dates preceding and following such date of determination.

Applicable Margin: The Applicable Margin shall equal 2.50% (250 basis points).

Representations and Warranties: The Lessee hereby represents and warrants that (a) all conditions necessary for the acceptance hereunder of the leasing of the Leased Property have been satisfied or waived by the Administrative Agent in writing, (b) each of the representations and warranties set forth in the Lease Agreement and other Operative Documents of the Lessee and the Guarantors are true and correct in all material respects, and (c) no Default or Event of Default exists or will occur upon giving effect to this Lease Supplement.

Miscellaneous: This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent that this Lease Supplement constitutes chattel paper, within the meaning of any applicable Uniform Commercial Code provision, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified for such purposes as the counterpart No. 1, containing the receipt therefor executed by the Lessor on the signature page thereof.

Governing Law: This Lease Supplement incorporates by reference Section 23.7 of the Lease Agreement and each reference to “this Lease” therein shall be construed to mean “this Lease Supplement”.

Lease Supplement

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Schedule A
to Lease Supplement No. __

Dated: [__], 2023.

BANKERS COMMERCIAL CORPORATION,
AS THE LESSOR

By:
Name:
Title:

AVDC, LLC,
AS THE LESSEE

By:
Name:
Title:

THIS LEASE SUPPLEMENT HAS BEEN EXECUTED IN MULTIPLE COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN COUNTERPART NO. 1. THIS COUNTERPART IS COUNTERPART NO. ______ OF ______ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS.

Lease Supplement

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Schedule A
to Lease Supplement No. __
Receipt of this original counterpart of the foregoing Lease Supplement No. 1 dated [ ], 2023, is hereby acknowledged on this ____ day of __________, 20___.

MUFG BANK, LTD,
AS THE COLLATERAL AGENT

By:
Name:
Title:

Lease Supplement

Schedule A
to Lease Supplement No. __

Description of Leased Property (Location of Leased Property)

Real property in the City of Apple Valley, County of San Bernardino, State of California, described as follows:

PARCEL 1 OF PARCEL MAP NO. 19645, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 249, PAGES 38 AND 39, INCLUSIVE, OF PARCEL MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA.

APN: 0463-231-07, 0463-231-08, 0463-231-60, 0463-231-10, 0463-231-26, 0463- 231-27, 0463-
231-28, 0463-231-30, 0463-231-42 and 0463-231-43

Lease Supplement

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Schedule B
to Lease Supplement No. __

Lessor’s Gain Schedule

Payment Date	Lessor’s Gain	Lessor’s Gain (Cumulative)
[ ], 2023	-0-	-0-

[Maturity Date]	$	$

Lease Supplement

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Schedule B
to Lease Supplement No. 1

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